                                                                    Exhibit 2.20

                            STOCK PURCHASE AGREEMENT

                                  by and among

                            CABOT SAFETY CORPORATION
                                   ("Buyer"),

                       EASTERN SAFETY EQUIPMENT CO., INC.
                                (the "Company"),

                               Alfred H. Jacobson
                                       and
                   William Klein and Jack P. Hecht as Trustees
                               of a certain Trust

                               September 19, 1995


                            STOCK PURCHASE AGREEMENT

                                                        INDEX

                                                                                                                Page

SECTION 1.                SALE OF SHARES AND PURCHASE PRICE...................................................... 1
               1.1        Transfer of Company Shares............................................................. 1
               1.2        Purchase Price......................................................................... 1
               1.3        Escrow Funds........................................................................... 2
               1.4        Closing Financial Statements; Purchase Price Adjustments............................... 2
               1.5        Section 338(h)(10) Election; Grossing-Up of Purchase Price............................. 4
               1.6        The Stockholders Representative........................................................ 5
               1.6        Closing................................................................................ 6
               1.7        Further Assurances..................................................................... 7
               1.8        Non-Competition and Consulting Agreements.............................................. 7
               1.9        Transfer Taxes......................................................................... 7

SECTION 2A.               REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                          AND JACOBSON........................................................................... 7
               2A.1       Making of Representations and Warranties............................................... 7
               2A.2       Organization and Qualifications of the Company......................................... 7
               2A.3       Subsidiaries........................................................................... 8
               2A.4       Capital Stock.......................................................................... 8
               2A.5       Authority of the Company and each Stockholder.......................................... 8
               2A.6       Real and Personal Property............................................................ 10
               2A.7       Financial Statements; Undisclosed Liabilities......................................... 11
               2A.8       Taxes................................................................................. 12
               2A.9       Collectibility of Accounts Receivable................................................. 14
               2A.10      Inventories........................................................................... 14
               2A.11      Absence of Certain Changes............................................................ 14
               2A.12      Banking Relations..................................................................... 15
               2A.13      Patents, Trade Names, Trademarks, Copyrights
                          and Proprietary Rights................................................................ 16
               2A.14      Trade Secrets and Customer Lists...................................................... 16
               2A.15      Contracts............................................................................. 17
               2A.16      Litigation............................................................................ 18
               2A.17      Compliance with Laws.................................................................. 18
               2A.18      Insurance............................................................................. 18
               2A.19      Warranty and Related Matters.......................................................... 19
               2A.20      Investment Banking; Brokerage......................................................... 19
               2A.21      Permits; Burdensome Agreements........................................................ 19
               2A.22      Transactions with Interested Persons.................................................. 20
               2A.23      Employee Benefit Programs............................................................. 20
               2A.24      Environmental Matters................................................................. 21
               2A.25      List of Material Suppliers............................................................ 22


               2A.26      Backlog............................................................................... 23
               2A.27      Employees; Labor Matters.............................................................. 23
               2A.28      Customers and Distributors............................................................ 24
               2A.29      Disclosure............................................................................ 24

SECTION 2B.               REPRESENTATIONS AND WARRANTIES OF THE TRUSTS.......................................... 24
               2B.1       Making of Representations and Warranties.............................................. 24
               2B.1       Capital Stock......................................................................... 25
               2B.2       Authority of each Trust............................................................... 25

SECTION 3.                COVENANTS OF THE COMPANY AND THE
                          STOCKHOLDERS.......................................................................... 26
               3.1        Making of Covenants and Agreements.................................................... 26
               3.2        Conduct of Business................................................................... 26
               3.3        Consents and Approvals................................................................ 28
               3.4        Breach of Representations and Warranties.............................................. 29
               3.5        Acquisition Proposals................................................................. 29
               3.6        No Sales of Capital Stock............................................................. 29
               3.7        Pre-Closing Cooperation on Transition Planning........................................ 29

SECTION 4.                REPRESENTATIONS AND WARRANTIES OF BUYER............................................... 30
               4.1        Making of Representations and Warranties.............................................. 30
               4.2        Organization of Buyer................................................................. 30
               4.3        Authority............................................................................. 30
               4.4        Litigation............................................................................ 30
               4.5        Investment Banking; Brokerage......................................................... 31

SECTION 5.                COVENANTS OF BUYER.................................................................... 31
               5.1        Making of Covenants and Agreements.................................................... 31
               5.2        Consents and Approvals................................................................ 31
               5.3        Confidentiality....................................................................... 31

SECTION 6.                CONDITIONS............................................................................ 32
               6.1        Conditions to the Obligations of Buyer................................................ 32
               6.2        Conditions to the Obligations of the Company,
                          the Stockholders and the Beneficiaries................................................ 34

SECTION 7.                TERMINATION OF AGREEMENT.............................................................. 35
               7.1        Termination........................................................................... 35
               7.2        Effect of Termination................................................................. 35
               7.3        Right to Proceed...................................................................... 36

                                      (ii)

SECTION 8.                SURVIVAL OF WARRANTIES; FEES AND EXPENSES............................................. 36
               8.1        Survival of Warranties................................................................ 36
               8.2        Fees and Expenses..................................................................... 36

SECTION 9.                INDEMNIFICATION....................................................................... 37
               9.1        Indemnification by Jacobson........................................................... 37
               9.2        Limitations on Indemnification by Jacobson............................................ 39
               9.3        Indemnification by Buyer.............................................................. 40
               9.4        Limitation on Indemnification by Buyer................................................ 40
               9.5        Notice; Defense of Claims............................................................. 41
               9.6        Satisfaction of Indemnification Obligations........................................... 42

SECTION 10.               MISCELLANEOUS......................................................................... 42
               10.1       Law Governing......................................................................... 42
               10.2       Notices............................................................................... 42
               10.3       Entire Agreement...................................................................... 43
               10.4       Assignability......................................................................... 43
               10.5       Publicity and Disclosures............................................................. 43
               10.6       Captions and Gender................................................................... 44
               10.7       Certain Definitions................................................................... 44
               10.8       Execution in Counterparts............................................................. 44
               10.9       Amendments; Waivers................................................................... 44
               10.10      Consent to Jurisdiction and Service................................................... 44
               10.11      Certain Remedies; Severability........................................................ 44


EXHIBIT A    Trusts and Beneficiaries
EXHIBIT B    Ownership Percentages of Company Shares
EXHIBIT C    Non-Competition Agreement
EXHIBIT D    Consulting Agreement
EXHIBIT E    Company Counsel Opinion
EXHIBIT F    General Release
EXHIBIT G    Buyer Counsel Opinion

                                      (iii)

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     AGREEMENT entered into as of September 19, 1995 by and among Cabot Safety Corporation, a Delaware corporation ("Buyer"), Eastern Safety Equipment Co., Inc., a New York corporation (the "Company"), Alfred H. Jacobson ("Jacobson"), for himself and as trustee of the Trusts listed on EXHIBIT A (individually, a "Trust" and collectively, the "Trusts") (Jacobson and the Trusts being referred to herein as the "Stockholders").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Stockholders own of record and beneficially all of the issued and outstanding capital stock of the Company, consisting of 785 shares of the Company's common stock, no par value per share (said shares being referred to herein as the "Company Shares");

     WHEREAS, the Stockholders desire to sell all of the Company Shares to Buyer, and Buyer desires to acquire all of the Company Shares;

     WHEREAS, each of the persons named on EXHIBIT A (the "Beneficiaries") is the beneficial owner through his or her interest in one or more of the Trusts of that number of Company Shares set forth opposite such Beneficiary's name on EXHIBIT A; and

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. SALE OF SHARES AND PURCHASE PRICE.
- --------------------------------------------

     1.1 TRANSFER OF COMPANY SHARES. At the Closing, the Stockholders shall deliver or cause to be delivered to Buyer certificates representing all of the Company Shares. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of such Company Shares by the Stockholders, free and clear of any and all liens, encumbrances, charges or claims of any nature whatsoever.

     1.2 PURCHASE PRICE. In consideration of the sale by the Stockholders to Buyer of the Company Shares and in reliance upon the representations and warranties of the Company, the Stockholders and Beneficiaries herein contained and made at the Closing and subject to the satisfaction of all of the conditions contained herein, Buyer agrees to pay to the Stockholders a total aggregate consideration (the "Purchase Price"), which shall be allocated among the Stockholders in accordance with their percentage ownership of Company Shares as set forth on EXHIBIT B, equal to:

          (a) Three Million Seven Hundred Seventy-Seven Thousand Dollars ($3,777,000);

          (b) plus the Escrow Funds (as defined in the Escrow Agreement), exclusive of the interest thereon; provided, however, that if the value of the Escrow Funds declines below $3.0 million between the date hereof and the Closing Date as a result of any investment or other losses, Buyer shall contribute in escrow additional cash such as to restore the value of the Escrow Funds to $3.0 million;

          (c) plus or minus, as applicable, the Adjustment Amount (if any), to be determined in accordance with Section 1.4;

          (d) plus the Gross-Up Amount, if applicable, to be determined in accordance with Section 1.5, increased or decreased, as applicable, by the Further Gross-Up Amount as determined in accordance with Section 1.5.

Immediately prior to the Closing, the Company shall distribute to Jacobson the assets listed on Schedule 1.2 (the "Retained Assets"). At the Closing, Buyer shall pay to the Stockholders the amounts set forth in clause (a) above and the Escrow Agent shall deliver the Escrow Funds, exclusive of the interest thereon, to the Stockholders by wire transfer of immediately available funds to accounts of the Stockholders, written notice of which accounts has been provided to Buyer and the Escrow Agent not less than three (3) business days prior to the Closing.

     1.3 ESCROW FUNDS. Buyer, the Stockholders and The First National Bank of Boston, as escrow agent (the "Escrow Agent"), are parties to an escrow agreement dated as of date hereof (the "Escrow Agreement") pursuant to which Buyer delivered to the Escrow Agent the amount of Three Million Dollars ($3,000,000) in cash (the "Escrow Funds"). At the Closing, Buyer and Jacobson shall promptly instruct the Escrow Agent in writing immediately to deliver the Escrow Funds to Jacobson for the account of the Stockholders and to deliver to Buyer all interest earned on the Escrow Funds. In the event that the Closing does not occur when all conditions set forth in Section 6.1 have been satisfied, due solely to the willful breach by Buyer of any of its covenants or agreements contained herein, then Buyer and Jacobson shall promptly instruct the Escrow Agent in writing to immediately deliver the Escrow Funds, inclusive of the interest thereon, to Jacobson. In the event that this Agreement is terminated or the Closing does not occur for any reason other than as set forth in the immediately preceding sentence, then Buyer and Jacobson shall promptly instruct the Escrow Agent in writing to immediately deliver the Escrow Funds and all interest earned thereon to Buyer.

     1.4  Closing Financial Statements; Purchase Price Adjustments.
          --------------------------------------------------------------

          (a) As soon as practicable following the Closing, but in no event later than February 15, 1996, Jacobson shall cause a balance sheet of the Company as of November 30, 1995 (the "Year-End Balance Sheet") together with statements of income, retained earnings and cash flows for the fiscal year then ended (collectively, the "Year-End Financial

Statements") to be prepared in accordance with generally accepted accounting principles and practices, applied consistently with past reporting periods of the Company ("GAAP") and compiled by Kantro-Smith, Certified Public Accounts ("K-S"). Buyer and its auditors, Arthur Andersen & Co. LLP ("AA") shall have the right to review the work papers of K-S.

          (b) As soon as practicable following the Closing but in no event later than 60 days following the Closing Date, Buyer shall cause a balance sheet as of December 31, 1995 (the "Closing Balance Sheet") to be prepared in accordance with GAAP and audited by AA and to be delivered to Jacobson. In connection therewith, Buyer will (i) cause a complete physical inventory as of December 31, 1995 to be performed in connection with the preparation of the Closing Balance Sheet to be updated as of the date of the Closing. Jacobson shall have the right to review all work papers prepared by AA. On the basis of the Closing Balance Sheet, Buyer shall pay to the Stockholders the Adjustment Amount, if the Adjustment Amount is a positive number, or the Stockholders, jointly and severally, shall pay to Buyer the Adjustment Amount, if the Adjustment Amount is a negative number; subject, however, to the rights of the Stockholders as provided in Section 1.4(c). The "Adjustment Amount" shall be either (i) the positive amount (if any) by which, after giving effect to the distribution of the Retained Assets based on their respective book value, the total assets less the total liabilities of the Company as shown on the Closing Balance Sheet exceed (x) $2,228,000 minus (y) the book value of the Retained Assets as reflected in the Company's balance sheet as of November 30, 1994 referred to in
Section 2A.7(a)(i), or (ii) the negative amount (if any) by which, after giving effect to the distribution of the Retained Assets based on their respective book value, the total assets less the total liabilities of the Company as shown on the Closing Balance Sheet are less than (x) $2,228,000 minus (y) the book value of the Retained Assets as reflected in the Company's balance sheet as of November 30, 1994 referred to in Section 2A.7(a)(i).

          (c) Within 15 business days after Buyer's delivery of the Closing Balance Sheet, Jacobson may deliver written notice (the "Protest Notice") to Buyer of any objections, and the basis therefor, which Jacobson may have to the Closing Balance Sheet. The failure of Jacobson to deliver such Protest Notice within the prescribed time period will constitute Stockholders' acceptance of the Closing Balance Sheet as delivered by Buyer. During the 10 business days following Buyer's receipt of the Protest Notice, Buyer and Jacobson shall attempt to resolve any disagreement with respect to the Closing Balance Sheet and the appropriateness thereof. If at the end of the period specified in the immediately preceding sentence, Buyer and Jacobson shall have failed to resolve the disagreement specified in the Protest Notice, the items in dispute shall be referred to Price Waterhouse & Co. (the "Dispute Accountants") for final determination within 45 days. This provision for arbitration shall be specifically enforceable by the parties, and the determination of the Dispute Accountants in accordance with the provisions hereof shall be final and binding upon Buyer and the Stockholders with no right of appeal therefrom. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Boston, Massachusetts. The fees and expenses of the Dispute Accountants shall be paid by the party (I.E., Buyer, on the one hand, or the Stockholders, on the other hand) whose last proposed offer for the settlement of the items in dispute, taken as a whole, was farther away from the final determination of the Dispute Accountants; PROVIDED HOWEVER, that if the allocation of the Dispute Accountants' fees and expenses pursuant to this paragraph is not feasible, the Dispute Accountants shall determine such allocation among Buyer and the Stockholders in their discretion.

          (d) The Stockholders, jointly and severally, and Buyer agree that within 5 days after the final determination of the Closing Balance Sheet the Stockholders shall pay to Buyer or Buyer shall pay to the Stockholders, as the case may be, the Adjustment Amount and in the event that an Adjustment Amount is due from the Stockholders but is not paid when due, such obligation may be satisfied by set-off against any amounts payable to any Stockholder pursuant to this Agreement or any other agreement contemplated hereby. If the Adjustment Amount (exclusive of the Dispute Accountants' fees and expenses) exceeds $50,000, interest shall accrue thereon and be payable therewith from the date of the Closing to the day preceding the date of payment at the annual rate of 10%.

     1.5  Section 338(h)(10) Election; Grossing-Up of Purchase Price.
          ----------------------------------------------------------

          (a) With respect to the acquisition of the Company Shares hereunder,
(i) if Buyer and the Stockholders reach agreement on the matters described in
Section 1.5(b)(i) and (ii) hereof, Buyer shall have the right on or after the Closing to make a timely election under Section 338(g) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) if Buyer makes such an election, then (A) at the time of such election Buyer shall be obligated to make the payments to the Stockholders specified in Section 1.5(b)(i), and shall deliver to the Stockholders binding agreements to the effect described in Section 1.5(b)(ii) hereof, (B) the Stockholders shall be obligated, jointly with Buyer, to make an election under Section 338(h)(10) of the Code (and any corresponding elections under state or local tax law) (collectively, the "Section 338(h)(10) Election"), (C) the Stockholders and Buyer shall, as promptly as practicable following the Closing Date but not later than the date which is the fifteenth day of the ninth month after the Closing Date, cooperate with each other to take all actions necessary and appropriate (including timely filing of such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Section 338(h)(10) Election in accordance with Section 338 of the Code and the Treasury Regulations thereunder or any successor provisions and (D) the Stockholders and Buyer shall report the sale of the Company Shares pursuant to this Agreement consistent with the Section 338(h)(10) Election and shall take no position contrary thereto in any Tax Return (as defined in Section 2A.8 hereof), any discussion with or proceeding before any taxing authority, or otherwise.

          (b) Between the date hereof and the Closing Date, Buyer and the Stockholders shall cooperate in good faith, with the assistance of AA, on behalf of Buyer, and K-S, on behalf of the Stockholders, to (i) determine the difference (such difference the "Gross-Up Amount") between (A) the federal income tax liabilities of the Stockholders as a result of the sale of the Company Shares in the absence of the Section 338(h)(10) Election and (B) the federal, state and local income tax liabilities of the Company and the Stockholders as a result of the sale of the Company Shares if the Section 338(h)(10) Election is made, in each case based on appropriate and reasonable assumptions concerning applicable income tax rates and other relevant matters (ii) agree on indemnification by Buyer of the Stockholders with respect to possible additional tax liabilities referred to in clause (i)(B) and related costs and expenses (including legal and professional fees) and procedures for handling audits by or disputes with tax authorities with respect thereto. At the Closing Buyer and the Stockholders shall agree on the Gross-Up Amount and after the Closing, in connection with the preparation of the Closing Balance Sheet, Buyer and the Stockholders shall cooperate in good faith to determine any increase or decrease in such additional federal, state and local income tax liabilities of the Company and of the Stockholders resulting from the Section 338(h)(10) Election as a result of any Adjustment Amount based on the same assumptions as for the determination of the Gross-Up Amount (the "Further Gross-Up Amount"). The procedure for resolving disputes with respect to the Adjustment Amount set forth in Section 1.4(b) shall also apply to disputes with respect to the Gross-Up Amount and the Further Gross-Up Amount. Upon Buyer's exercise of its right to make the Section 338(h)(10) Election, Buyer shall pay to the Stockholders the Gross-Up Amount, increased or decreased, as the case may be, by the Further Gross-Up Amount, as finally determined pursuant to the foregoing sentence. In connection with the
Section 338(h)(10) Election, Buyer shall, as soon as practicable following the final determination of the Closing Balance Sheet pursuant to Section 1.4 hereof, deliver to the Stockholders a schedule (the "Final Allocation Schedule") indicating the allocation of the adjusted grossed-up basis deemed sales price among the assets of the Company in accordance with section 338(b) of the Code and any applicable Treasury Regulations (including Treasury Regulations Sections 1.338(h)(10)-1(d)(3) and 1.338(h)(10)-1(f)), all as determined by Buyer in good faith.

          (c) Subject to paragraph (b) above, Seller and Buyer (i) shall be bound by the allocation contained in the Final Allocation Schedule for purposes of determining any and all consequences with respect to taxes of the transactions contemplated herein; (ii) shall be bound by the determination of the Gross-Up Amount and the Further Gross-Up Amount; (iii) shall prepare and file all Tax Returns to be filed with any taxing authority in a manner consistent with such allocation; and (iv) shall take no position inconsistent with such allocation in any Tax Return, any discussion with or proceeding before any taxing authority, or otherwise. In the event that such allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the other party hereto concerning resolution of such dispute, and no such dispute shall be finally settled or compromised without the mutual consent of the Stockholders and Buyer, which consent shall not be unreasonably withheld.

     1.6  The Stockholders Representative.
          -------------------------------

          (a) By the execution and delivery of this Agreement, each of the Stockholders hereby irrevocably constitutes and appoints Jacobson as his or her true and lawful agent and attorney-in-fact (the "Representative"), with full power of substitution to act in his, her or its name, place and stead with respect to all transactions contemplated by and all terms and provisions of this Agreement, and to act on his, her or its behalf in any dispute, litigation or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as the Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including, without limitation, the power:

          (i) to act for each of the Stockholders with regard to matters pertaining to the Closing and any adjustment to the Purchase Price pursuant to Section 1.4 hereof; and

          (ii) to act for each of the Stockholders with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any claim on behalf of any Trust and to transact matters of litigation.

          (b) If Jacobson dies or otherwise becomes incapacitated and unable to serve as Representative, or is unwilling to serve as Representative, then Melvin Paradise shall serve as the new Representative. The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and Buyer and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Representative on behalf of each of the Stockholders in all matters referred to herein. All notices delivered by Buyer, the Company (following the Closing) to the Representative (whether pursuant hereto or otherwise) for the benefit of the Stockholders shall constitute notice to the Stockholders. The Representative shall act for the Stockholders on all of the matters set forth in this Agreement in the manner the Representative believes to be in the best interest of the Stockholders and consistent with his obligations under this Agreement, but the Representative shall not be responsible to the Stockholders for any loss or damages it or they may suffer by reason of the performance by the Representative of his duties under this Agreement, other than loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement.

          (c) All actions, decisions and instructions of the Representative taken, made or given pursuant to the authority granted to the Representative pursuant to paragraph (a) above shall be conclusive and binding upon each Stockholder and its executors, heirs, legal representatives, successors and assigns and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          (d) Buyer and the Company (following the Closing) shall be entitled to rely conclusively on the instructions and decisions of the Representative as to any actions required or permitted to be taken by the Stockholders or the Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by any of them in reliance upon the instructions or decisions of the Representative.

     1.6 CLOSING. The transactions contemplated by this Agreement shall be consummated at the closing (the "Closing") which will take place at the offices of Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts, on the later of January 3, 1996 or the date three (3) business days following the satisfaction or waiver of the conditions set forth in Section 6. Notwithstanding the foregoing, the Closing may take place at such other place, time or date as may be mutually agreed upon in writing by the Representative and Buyer. The date of the Closing is referred to herein as the "Closing Date." Notwithstanding anything in Section 7.1 to the contrary, in the event all conditions to Closing (other than conditions to be fulfilled at the Closing) have been satisfied or waived on or prior to the Outside Closing Date (as defined in Section 7.1(c)), then no party shall be entitled to exercise its right of termination as contemplated therein by reason of the fact that this Section 1.6 contemplates Closing following satisfaction of waiver of conditions, such provision being included for the convenience of the parties and their counsel in connection with the Closing.

     1.7 FURTHER ASSURANCES. The Stockholders and the Representative from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Company Shares free and clear of any and all liens, encumbrances, charges or claims and all rights thereto, and to fully implement the provisions of this Agreement.

     1.8 NON-COMPETITION AND CONSULTING AGREEMENTS. As a material inducement to and a condition precedent of Buyer's purchase of the Company Shares, and associated goodwill, Jacobson agrees to execute and deliver at the Closing (a) a Non-Competition Agreement in the form of EXHIBIT C attached hereto (the "Non-Competition Agreement") and (b) a Consulting Agreement in the form of EXHIBIT D attached hereto (the "Consulting Agreement").

     1.9 TRANSFER TAXES. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Company Shares under this Agreement will be borne and paid by the Stockholders, and the Stockholders shall promptly reimburse the Company and Buyer for any such tax, fee or duty which it is required to pay under applicable law.

SECTION 2A.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY
- ---------------------------------------------------------------
                  AND JACOBSON.
                  ------------

     2A.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby the Company and Jacobson hereby make to Buyer the representations and warranties contained in this Section 2. The expression "Material Adverse Effect" means a material adverse effect on the business, operations, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Company.

     2A.2 ORGANIZATION AND QUALIFICATIONS OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased and where such business is currently conducted or proposed to be conducted. The copies of the charter documents of the Company as amended to date, certified by the New York Secretary of State, and of the by-laws of the Company, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. The Company is duly qualified to do business as a foreign corporation where such qualification is required under applicable law, except where the failure to be so qualified would not have a Material Adverse Effect.

     2A.3 SUBSIDIARIES. The Company has no direct or indirect subsidiaries and does not own any securities issued by any other business organization or governmental authority, except U.S. Government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business.

     2A.4 Capital Stock.
          -------------

          (a) The total authorized capital stock of the Company consists of 1,000 shares of common stock, no par value per share (the "Common Stock"). As of the date hereof, 785 shares of Common Stock are issued and outstanding and owned beneficially and of record by the Stockholders. All of the issued and outstanding shares of Common Stock are duly and validly issued, fully paid and nonassessable. No shares of Common Stock are held in the treasury of the Company. There are no outstanding subscriptions, options, warrants, rights, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, sale, registration or voting of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company.

          (b) Each Stockholder owns beneficially and of record the number of shares of Common Stock set forth opposite such Stockholder's name on EXHIBIT B, free and clear of all pledges, liens, encumbrances, restrictions, voting agreements or trusts, rights, claims or charges of any nature ("Claims"). Upon delivery to Buyer at the Closing of the certificates representing the Company Shares owned by each Stockholder duly endorsed in blank for transfer or with stock powers attached duly executed in blank, against delivery of the Purchase Price, good and valid title thereto shall be transferred to Buyer free and clear of any and all Claims. Each Beneficiary has the interest specified in EXHIBIT A in the Trusts described therein free and clear of any and all Claims.

     2A.5 Authority of the Company and each Stockholder.
          ---------------------------------------------

          (a) The Company has full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and its stockholders and no other action on the part of the Company or its stockholders is required in connection therewith. This Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to or as contemplated by this Agreement constitute, or will when executed and delivered constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument:

          (i) do not and will not violate any provision of the charter or by-laws of the Company;

          (ii) do not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

          (iii) except as set forth on SCHEDULE 2.5, do not and will not result in a breach of, constitute a default under, accelerate any obligation under, require a consent under, cause a termination under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award, whether written or oral, to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Company.

          (b) Jacobson has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by him pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by Jacobson pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Jacobson, enforceable in accordance with their respective terms. The execution, delivery and performance by Jacobson of this Agreement and each such agreement, document and instrument:

          (i) do not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Jacobson or require Jacobson to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

          (ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Jacobson is a party or by which the property of Jacobson is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

     2A.6 Real and Personal Property.
          --------------------------

          (a) REAL PROPERTY. The Company does not own any real property. The real property identified as being leased by the Company on Schedule 2.6(a) is collectively referred to herein as the "Leased Real Property". The Leased Real Property constitutes all the real property used or occupied by the Company in the conduct of its business. The Company has a valid leasehold interest in all of the Leased Real Property leased by it, free and clear of all liens and encumbrances of any nature.

          (i) DESCRIPTION. The Leased Real Property is the size and contains the improvements, amenities and tenant spaces of the description and quantity set forth in SCHEDULE 2.6(a).

          (ii) LEASES. All of the leases of any of the Leased Real Property (collectively, the "Leases") are as set forth on SCHEDULE 2.6(a). The copies of the Leases delivered or furnished by the Company to Buyer constitute all of the leases or tenancy agreements of or with respect to the Leased Real Property, and are complete and correct. All Leases are currently in full force and effect. Each party to the Leases has performed all of its obligations under each of such Leases in all respects and is not in default thereunder. Except as disclosed on SCHEDULE 2.6(a)(ii), the consummation of the transactions contemplated by this Agreement will not result in any modification, termination, breach or default or require any consent under any Lease.

          (iii) COMMISSIONS. There are no brokerage or leasing fees or commissions or other compensation due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity with respect to or on account of any of the Leases, or the Leased Real Property, and no such fees, commissions or other compensation shall, by reason of any existing agreement, become due after the date hereof.

          (iv) PHYSICAL CONDITION. To the knowledge of the Company and Jacobson, there is no material defect in the physical condition of or in any improvements located on or constituting a part of the Leased Real Property.

          (v) COMPLIANCE. To the knowledge of the Company and Jacobson, the construction, installation, use and operation of the Leased Real Property or the improvements thereon were and are in compliance, in all material respects, with all applicable municipal and governmental laws, ordinances, regulations, licenses, permits and authorizations.

          (vi) SERVICE CONTRACTS. A complete and correct list of all material existing service, management, supply or maintenance or equipment lease contracts and other contractual agreements to which the Company is a party affecting the Leased Real Property or any portion thereof (the "Service Contracts") is set forth on SCHEDULE 2.6(a)(vi). Each of the Service Contracts is currently valid and in full force and effect and, with respect to each of the Service Contracts, no situation exists which, with the passage of time or notice or both, would cause the Company to be in default thereunder, except where such default would not have a Material Adverse Effect. All such Service Contracts are terminable upon no more than 30 days written notice, at no cost, except as specified in SCHEDULE 2.6(a)(vi).

          (b) PERSONAL PROPERTY. A complete description of the machinery, equipment and other fixed assets ("Equipment") of the Company, and a complete description of the location of such machinery, equipment and other fixed assets, is contained in SCHEDULE 2.6(b) hereto. The Equipment is all of the personal property used in the operation of the Company and is all of the personal property necessary for the continued operation of the Company or the use of the Leased Real Property. Except as specifically disclosed in SCHEDULE 2.6(b) or in the Base Balance Sheet (as hereinafter defined), the Company has good and marketable title to all of the personal property owned by it. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in SCHEDULE 2.6(b). The Base Balance Sheet reflects all personal property of the Company, subject to dispositions and additions in the ordinary course of business consistent with this Agreement. Except as otherwise specified in SCHEDULE 2.6(b) hereto, the Equipment is in generally good repair, normal wear and tear excepted, has been well maintained, and conforms in all material respects with all applicable ordinances, regulations and other laws.

     2A.7 Financial Statements; Undisclosed Liabilities.
          ---------------------------------------------

          (a) The Company has previously delivered to Buyer the following financial statements:

          (i) Balance sheets of the Company as of November 30, 1988, 1989, 1990, 1991, 1992, 1993 and 1994 and statements of income, retained earnings and cash flows for the fiscal years then ended, compiled by K-S (the "Compiled Financial Statements"); and

          (ii) An unaudited consolidated balance sheet of the Company as of May 31, 1995 and statements of income, retained earnings and cash flows for the six month period then ended, compiled by K-S and certified by Jacobson (the "Unaudited Financial Statements").

The balance sheet as of November 30, 1994 included in the Compiled Financial Statements is referred to herein as the "Base Balance Sheet." All financial statements set forth above have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby (except that the Unaudited Financial Statements are not accompanied by footnotes and are subject only to normal year-end audit adjustments), are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby.

          (b) As of the date of the Base Balance Sheet, the Company had no liabilities of any nature, whether accrued, absolute, contingent, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its businesses prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), which liabilities, when taken individually or in the aggregate, are material, except liabilities stated or adequately reserved against on the Base Balance Sheet or reflected in Schedules furnished to Buyer hereunder as of the date hereof.

          (c) As of the date hereof, the Company does not and as of the Closing the Company will not have any liabilities of any nature, whether accrued, absolute, contingent, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations or others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the latest balance sheet included in the Unaudited Financial Statements or the notes thereto, (ii) reflected in Schedules furnished to Buyer hereunder on the date hereof, or (iii) incurred after the date of the latest balance sheet included in the Unaudited Financial Statements in the ordinary course of business of the Company consistent with the terms of this Agreement.

     2A.8 Taxes.
          -----

          (a) The Company has paid or caused to be paid all federal, state, local, municipal, foreign, and other taxes, including without limitation income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof, whether disputed or not.

          (b) The Company has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company after 1987 is set forth in SCHEDULE
2.8 attached hereto, and said SCHEDULE 2.8 indicates those returns that have been audited or currently are the subject of an audit. For every taxable period of the Company ended on or after November 30, 1989, the Company has delivered to Buyer complete and correct copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company. SCHEDULE 2.8 attached hereto sets forth all federal tax elections under the Internal Revenue Code of 1986, as amended (the "Code"), that are in effect with respect to the Company or for which an application by the Company is pending.

          (c) Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of the Company or Jacobson, threatening to assert against the Company any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has not entered into a closing agreement pursuant to Section 7121 of the Code.

          (d) Except as set forth in SCHEDULE 2.8 attached hereto, there has not been any audit of any tax return filed by the Company, no audit of any tax return of the Company is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in SCHEDULE 2.8, no extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

          (e) The Company has never consented to have the provisions of Section 341(f)(2) of the Code applied to it. The Company has not agreed to, and the Company has not been requested by any governmental authority to, make any adjustments under Section 281(a) of the Code by reason of a change in accounting method or otherwise. The Company has never made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances would obligate it to make any payments, that will not be deductible under Section 280G of the Code. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a penalty for underpayment of federal Tax under Section 6662 of the Code. The Company has never had any liability for unpaid Taxes because it is a member of an "affiliated group" (as defined in Section 1504(a) of the Code). The Company has never filed, and has never been required to file, a consolidated, combined or unitary tax return with any entity. Except as set forth in SCHEDULE 2.8 attached hereto, the Company is not a party to any tax sharing agreement.

          (f) SCHEDULE 2.8 sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing Date giving effect to the consummation of the transactions contemplated hereby): the tax basis of the Company in its assets and liabilities and the amount of any unused and unexpired net operating loss, net capital loss, investment credit, foreign tax credit, other credit or excess charitable contribution carryforwards of the Company;

          (g) The Company computes its federal taxable income under the accrual method of accounting. For purposes of computing taxable income, all, if any, inventories of the Company are maintained on a first-in, first-out ("FIFO") basis.

          (h) For purposes of this Section 2A.8, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

     2A.9 COLLECTIBILITY OF ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company shown or reflected on the Base Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Base Balance Sheet) are and all the accounts receivable of the Company existing on the Closing Date will then be valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. The Company does not have any accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer, employee or stockholder of the Company.

     2A.10 INVENTORIES. Except as disclosed in SCHEDULE 2.10, all inventory items shown on the Base Balance Sheet or existing at the date hereof are and all inventories existing on the Closing Date will then be of a quality and quantity saleable in the ordinary course of business of the Company at profit margins consistent with the Company's experience in prior years. All inventory items disclosed on SCHEDULE 2.10 as exceptions pursuant to the immediately preceding sentence reflect write-downs to realizable values in the case of items which have become obsolete or unsalable through regular distribution channels in the ordinary course of the business of the Company. The values of the inventories stated in the Base Balance Sheet and the latest balance sheet included in the Unaudited Financial Statements reflect the normal inventory valuation policies of the Company consistent with past practices and were determined in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none is at a price materially in excess of current market prices. Since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at profit margins consistent with the Company's experience in prior years, and all sales commitments for the products of the Company are at prices not less than inventory values plus selling expenses and said profit margins.

     2A.11 ABSENCE OF CERTAIN CHANGES. Since November 30, 1994, the Company has conducted its business only in the ordinary course and consistently with past practices, and except as disclosed in SCHEDULE 2.11 attached hereto and except as expressly permitted by this Agreement there has not been:

          (i) Any change in the properties, assets, liabilities, business, operations, condition (financial or otherwise) or prospects of the Company which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect with respect to the Company;

          (ii) Any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date;

          (iii) Any declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of any capital stock of any class of the Company or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, any such capital stock;

          (iv) Any material loss, destruction or damage to any property of the Company, whether or not insured, which would have a Material Adverse Effect;

          (v) Any later disputes or work stoppages or claim of unfair labor practices involving the Company and any increase, direct or indirect, in the compensation paid or payable to any officer, director, employee, agent or stockholder other than salary increases in the ordinary course of business consistent with past practice;

          (vi) Any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

          (vii) Any change in accounting methods or practices, credit practices or collection policies used by the Company;

          (viii) Any decline in the Gross Sales Margin Percentage (as hereafter defined) (A) of two percent (2%) or more for any calendar month ended after November 30, 1994 and (B) of five percent (5%) or more in the aggregate for all calendar months ended after November 30, 1994; where "Gross Sales Margin Percentage" shall mean the quotient of (A) "Net Sales" (defined as gross sales less all discounts, returns and allowances), minus cost of goods sold and (B) Net Sales, expressed as a percentage; or

          (ix) Any material increase or notice thereof in the cost of the Company's raw materials or purchased goods.

     2A.12 BANKING RELATIONS. All of the arrangements which the Company has with any banking institution are described in SCHEDULE 2.12 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2A.13 PATENTS, TRADE NAMES, TRADEMARKS, COPYRIGHTS AND PROPRIETARY RIGHTS. All patents, patent applications, trade names, trademarks, trademark registration applications copyrights, copyright registration applications and other proprietary rights owned by or licensed to the Company or used or to be used by the Company in its business as presently conducted or contemplated (the "Proprietary Rights") are listed in SCHEDULE 2.13 attached hereto. All of the patents, registered trademarks and copyrights of the Company and all of the patent applications, trademark registration applications and copyright registration applications of the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other countries identified on SCHEDULE 2.13, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such country. Except as set forth in SCHEDULE 2.13, use of said patents, trade names, trademarks, copyrights or other proprietary rights does not require the consent of any other person and the same are freely transferable (except as otherwise provided by law). Except as set forth in SCHEDULE 2.13, the Company has exclusive ownership or exclusive license to use all patents, trade names, trademarks, copyrights, or other proprietary rights used or to be used by it in its business as presently conducted or contemplated free and clear of any attachments, liens, encumbrances or adverse claims and neither the present or contemplated activities or products of the Company infringe any such patents, trade names, trademarks or other proprietary rights of others. Except as set forth in SCHEDULE 2.13, (a) no other person has an interest in or right or license to use, or the right to license others to use, any of said patents, patent applications, trade names, trademarks, copyrights or other proprietary rights, (b) there are no claims or demands of any other person pertaining thereto and no proceedings have been instituted, or are pending or, to the knowledge of the Company and Jacobson, threatened, which challenge the rights of the Company in respect thereof, and to the knowledge of the Company and Jacobson, there is no basis for any such claims or demands, (c) none of the patents, trade names, trademarks, copyrights or other proprietary rights listed in SCHEDULE 2.13 is subject to any outstanding order, decree, judgment or stipulation, or, to the knowledge of the Company and Jacobson, is being infringed by others, (d) no proceeding charging the Company with infringement of any adversely held patent, trade name, trademark or copyright has been filed or, to the knowledge of the Company and Jacobson, is threatened to be filed, and (e) to the knowledge of the Company and Jacobson, there exist no unexpired patent or patent application which includes claims that would materially adversely affect the products or business of the Company.

     2A.14 TRADE SECRETS AND CUSTOMER LISTS. The Company has the right to use, free and clear of any claims or rights of others, all trade secrets, inventions, customer lists and manufacturing and secret processes required for or incident to the manufacture or marketing of all products formerly or presently sold, manufactured, licensed, under development or produced by it, including products licensed from others. Any payments required to be made by the Company for the use of such trade secrets, inventions, customer lists and manufacturing and secret processes are described in SCHEDULE 2.14. The Company is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation, a former employer of any present or past employee of the Company or of any of the predecessors of the Company.

     2A.15 CONTRACTS. Except for contracts, commitments, plans, agreements and licenses described in SCHEDULE 2.15 (complete and correct copies of which have been delivered to Buyer), the Company is not a party to or subject to:

          (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any employment contract or contract for services which requires the payment of $50,000 or more annually or which is not terminable within 30 days by the Company without liability for any penalty or severance payment;

          (c) any contract or agreement for the purchase of any commodity or raw material except purchase orders in the ordinary course for less than $50,000 or for the purchase of equipment for more than $25,000;

          (d) any other contracts or agreements creating any obligation of the Company of $25,000 or more with respect to any such contract or which by its terms is not terminable without penalty by the Company within six months after the date hereof;

          (e) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

          (f) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

          (g) any contract with any sales agent or distributor of products of the Company;

          (h) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

          (i) any license agreement (as licensor or licensee);

          (j) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money and any related security agreement; or

          (k) any material contract or agreement with any officer, employee, director or stockholder of the Company or with any of their affiliates which is not terminable by the Company within 30 days without liability for any penalty or termination payment.

     A written description of all oral contracts, agreements, arrangements or understandings of the Company which are described in clause (a) through (k) above is set forth on SCHEDULE 2.15.

     All contracts, agreements, leases and instruments to which the Company is a party or by which the Company is obligated are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the knowledge of the Company and Jacobson, the other parties thereto, enforceable in accordance with their respective terms. Neither the Company nor, to the knowledge of the Company and Jacobson, any other party to any contract, agreement, lease or instrument of the Company, is in default in complying with any provisions thereof, and no condition or event or facts exists which, with notice, lapse of time or both would constitute a default thereof on the part of the Company or, to the knowledge of the Company and Jacobson, on the part of any other party thereto in any such case that could have a Material Adverse Effect. Neither the Company, nor Jacobson knows of any notice or threat of or basis for the termination, expiration or modification of any such agreements within one year from the date hereof (other than in accordance with their respective terms), which termination, expiration or modification may have a Material Adverse Effect.

     2A.16 LITIGATION. Except for matters described in SCHEDULE 2.16, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company and Jacobson, threatened against the Company or any officer, director, stockholder, key employee or other affiliate of the Company which may have a Material Adverse Effect or which would prevent or hinder the consummation of the transactions contemplated by this Agreement nor, to the knowledge of the Company and Jacobson, has there occurred any event or does there exist any condition on the basis of which any such claim may be asserted. With respect to each matter set forth therein, SCHEDULE 2.16 sets forth a description of the forums for the matter, the parties thereto and the type and amount of relief sought.

     2A.17 COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 2.17 hereto, the Company is currently in compliance and has heretofore complied in all material respects with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, and the Company has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

     2A.18 INSURANCE. The physical properties, assets, business, operations, employees, officers and directors of the Company are insured to the extent disclosed in SCHEDULE 2.18 attached hereto and all insurance policies and arrangements of the Company are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms of their respective policies. There is no claim by the Company pending under any such policies as to which coverage has been questioned, denied or disputed by the insurer. Each such insurance policy shall continue to be in full force and effect at and after the Closing. Such policies of insurance are of the type and in amounts customarily carried by persons conducting business similar to that of the Company.

     2A.19 WARRANTY AND RELATED MATTERS. There are no existing or, to the knowledge of the Company and Jacobson, threatened product liability, warranty, failure to adequately warn or any other similar claims against the Company for products or services provided by the Company, except as disclosed in SCHEDULE
2.19 hereto. The reserve for warranty and similar claims as set forth in the Base Balance Sheet and in the latest balance sheet included in the Unaudited Financial Statements is adequate to satisfy any and all such claims arising from product sales prior to Closing. There are no statements, citations, correspondence or decisions by any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") stating that any product manufactured, marketed or distributed at any time by the Company (the "Company Products") is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Body. There have been no recalls ordered by any such Governmental Body with respect to any Company Product. Neither the Company nor Jacobson knows or has any reason to know of (a) any fact relating to any Company Product that may impose upon the Company a duty to recall any Company Product or a duty to warn customers of a defect in any Company Product,
(b) any latent or overt design, manufacturing or other defect in any Company Product, or (c) any material liability for warranty or other claims or returns with respect to any the Company Product except in the ordinary course of business consistent with the past experience of the Company for such kind of claims and liabilities. No claim has been asserted against the Company for renegotiation or price redetermination of any business transaction, and, to the knowledge of the Company and Jacobson, there are no facts upon which any such claim could be based.

     2A.20 INVESTMENT BANKING; BROKERAGE. Except as set forth in SCHEDULE 2.20, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees of lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Stockholder.

     2A.21 PERMITS; BURDENSOME AGREEMENTS. SCHEDULE 2.21 lists all permits, authorizations, qualifications, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Company to conduct its businesses. The Company has obtained all the Approvals, which are valid and in full force and effect, and is operating in compliance therewith, except for such noncompliance which would not have a Material Adverse Effect. The Approvals include, but are not limited to, those required under federal, state or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. None of the Approvals is subject to termination by their express terms as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, and no further Approvals will be required in order to continue to conduct the business currently conducted by the Company subsequent to the Closing. Except as disclosed in SCHEDULE 2.21 or in any other Schedule hereto, the Company is not subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect its properties, assets, business, condition (financial or other) or prospects.

     2A.22 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth in SCHEDULE
2.22 hereto, none of the Company, any Stockholder or any officer, supervisory employee or director of the Company or, to the knowledge of the Company and Jacobson, any of their respective spouses, children or other family members owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Company, or any organization which has a material contract or arrangement with the Company.

     2A.23 Employee Benefit Programs.
           -------------------------

          (a) SCHEDULE 2.23 sets forth a list of every Employee Program (as defined below) that has been maintained (as such term is further defined below) by the Company at any time during the three-year period ending on the date hereof.

          (b) The Eastern Equipment Co. Safety Pension Plan (the "Pension Plan") previously maintained by the Company had, prior to its termination, received a favorable determination letter from the Internal Revenue Service ("IRS") regarding its initial qualification under such section and was, in fact, qualified under the applicable section of the Code.

          (c) There has not been any failure of any party to comply with any laws applicable with respect to the Employee Programs that have been maintained by the Company.

          (d) Neither the Company nor any Affiliate has incurred any liability under Title IV of ERISA which will not be paid in full prior to the Closing. There has been no event that may cause the Company or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. Neither the Company nor any Affiliate has ever maintained a Multiemployer Plan. None of the Employee Programs ever maintained by the Company or any Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

          (e) For purposes of this Section 2A.23:

          (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

          (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

          (iii) An entity is an "Affiliate" of the Company for purposes of this
     Section 2A.23 if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C); and

          (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

     2A.24 Environmental Matters.
           ---------------------

          (a) Except as set forth in SCHEDULE 2.24 hereto, (i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company, or has ever come to be located in the soil or groundwater at any such site;
(iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; (iv) the Company does not presently own, operate, lease, or use, nor has the Company previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

          (b) Except as set forth in SCHEDULE 2.24 hereto, (i) the Company does not have any liability under, nor has the Company ever violated in any respect, any Environmental Law (as defined below); (ii) the Company, any property owned, operated, leased, or used by the Company, and any facilities and operations thereon are presently in compliance in all respects with all applicable Environmental Laws; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Company nor any Stockholder has any reason to believe that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

          (c) Except as set forth in SCHEDULE 2.24 hereto, no site owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

          (d) The Company has provided to Buyer copies of all documents, records, and information available to the Company concerning any environmental or health and safety matter relevant to the Company, whether generated by the Company, or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e) For purposes of this Section 2A.24, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law, or any other substance which may pose a threat to the environment or to human health or safety; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "the Company" shall mean and include the Company, its predecessors and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

     2A.25 List of Material Suppliers.
           --------------------------

     SCHEDULE 2.25 sets forth a true and complete list of all suppliers of the Company to whom during the twelve months ended December 31, 1994 the Company made payments aggregating $100,000 or more (the "Key Suppliers") showing, with respect to each, the name, address and dollar volume involved. The relationship of the Company with the Key Suppliers are good commercial working relationships. No Key Supplier has cancelled or otherwise terminated its relationship with the Company, or has during the last twelve months decreased materially its services, supplies or materials to the Company. No Key Supplier has, to the knowledge of the Company and Jacobson, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company. SCHEDULE 2.25(b) lists for each Key Supplier all tools, molds, dies and other equipment held by such Key Supplier and owned by the Company (the "Tooling"). The Company owns the Tooling free of any rights or claims of the Key Suppliers (other than statutory mechanics or materialman's liens) and has the right to demand that the Key Suppliers return the Tooling to the Company without delay or penalty.

     2A.26 BACKLOG. As of August 23, 1995 the Company has a backlog of firm orders for the sale or lease of products or services, for which revenues have not been recognized by the Company, as set forth in SCHEDULE 2.26.

     2A.27 EMPLOYEES; LABOR MATTERS. At the date hereof the Company employs approximately 76 full-time employees and one part-time employee and as of the date hereof the Company generally enjoys a good employer-employee relationship. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth in SCHEDULE 2.27, the Company is not obligated to provide to any employee compensating time off or wages in lieu thereof. Upon termination of the employment of any of said employees, the Company will not by reason of the consummation of the transactions contemplated by this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments. Except as set forth in SCHEDULE
2.27 attached hereto, the Company has not, or within the last three years had, any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination, wrongful termination, sexual harassment, breaches of express or implied employment arrangements, or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending, or to the knowledge of the and Jacobson, threatened against or involving the Company. No question concerning representation exists respecting the employees of the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have an adverse effect on the Company or the conduct of its business and no claim therefor has been asserted. Except as set forth in SCHEDULE 2.27, no collective bargaining agreements are in effect or are currently being or are about to be negotiated by the Company. The Company is, and at all times since November 6, 1986 has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. There are no changes pending or, to the knowledge of the Company and Jacobson, are any changes threatened with respect to (including, without limitation, resignation of) the senior management or key supervisory personnel of the Company nor has the Company received any notice or information concerning any prospective change with respect to the senior management or key supervisory personnel of the Company.

     2A.28 CUSTOMERS AND DISTRIBUTORS. SCHEDULE 2.28 sets forth any customer (which in the case of chains of affiliated retail outlets shall mean all such outlets considered as a whole, though SCHEDULE 2.28 shall list separately each individual store or customer location to which the Company has shipped any products during the past twelve calendar months), representative or distributor (whether pursuant to a commission, royalty or other arrangement) who accounted for more than one percent (1%) of the sales of the Company for the twelve months ended November 30, 1994 and for the eight months ended July 31, 1995 (collectively, the "Customers and Distributors"). For each account listed on
SCHEDULE 2.28, such schedule sets forth the amount of net sales (defined as gross sales net of all discounts, returns and allowances and all charges, such as cooperative advertising or similar items) for the eight months immediately preceding the date hereof. The relationships of the Company with the Customers and Distributors are good commercial working relationships. No Customer or Distributor has cancelled or otherwise terminated its relationship with the Company, or has during the last twelve months decreased materially its services, to the Company or its usage, purchase or distribution of the services or products of the Company. No Customer or Distributor has, to the knowledge of the Company and Jacobson, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company (including plans to solicit competitive bids or proposals from competitors of the Company for the supply of product categories supplied by the Company) or to decrease materially or limit its services to the Company or its usage, purchase or distribution of the services or products of the Company.

     2A.29 DISCLOSURE. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by the Company or any Stockholder to Buyer pursuant to this Agreement do not contain any untrue statement of a material fact with respect to the business conducted by the Company, and do not omit to state a material fact with respect to the business heretofore conducted by the Company required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts known to the Company or Jacobson which presently or may in the future have a Material Adverse Effect which has not been specifically disclosed herein or in a Schedule furnished herewith, other than economic conditions affecting the industry of the Company generally.

SECTION 2B. REPRESENTATIONS AND WARRANTIES OF THE TRUSTS.
- ----------- --------------------------------------------

     2B.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby the

Company and each of the Trusts hereby make to Buyer the representations and warranties contained in this Section 2B.

     2B.1 Capital Stock.
          -------------

          Each Trust owns beneficially and of record the number of shares of Common Stock set forth opposite such Trust's name on EXHIBIT B, free and clear of all Claims. Upon delivery to Buyer at the Closing of the certificates representing the Company Shares owned by such Trust duly endorsed in blank for transfer or with stock powers attached duly executed in blank, against delivery of the Purchase Price, good and valid title thereto shall be transferred to Buyer free and clear of any and all Claims. Each Beneficiary has the interest specified in EXHIBIT A in the Trusts described therein free and clear of any and all Claims.

     2B.2 Authority of each Trust.
          -----------------------

          Each Trust has full right, authority, power and, in the case of individuals, capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of him or it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument to be executed and delivered by each Trust pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of such Trust as the case may be, enforceable in accordance with their respective terms. The execution, delivery and performance by each Trust of this Agreement and each such agreement, document and instrument:

          (i) in the case of each Trust, do not and will not violate any provision of the declaration of trust or other organizational document of such Trust;

          (ii) do not and will not violate any laws of the United States, or any state or other jurisdiction applicable to such Trust or require such Trust to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made;

          (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Trust is a party or by which the property of such Trust is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Purchased Shares owned by such Trust.

SECTION 3. COVENANTS OF THE COMPANY AND THE STOCKHOLDERS.
- --------------------------------------------------------

     3.1 MAKING OF COVENANTS AND AGREEMENTS. The Company and each Stockholder hereby jointly and severally covenant and agree as set forth in this Section 3. Neither the Stockholders nor any Beneficiary shall have any right of indemnity or contribution from the Company with respect to the breach of any covenant or agreement hereunder.

     3.2 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing, each Stockholder and each Beneficiary will cause the Company to do and the Company will do the following, unless Buyer shall otherwise consent in writing:

          (a) conduct their businesses only in the ordinary course consistent with past practices, refrain from changing or introducing any method of management or operations except in the ordinary course of business and in a manner consistent with past practices and maintain levels of working capital consistent with past practices;

          (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing or selling any capital asset costing more than $10,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

          (c) refrain from incurring or modifying any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring or modifying any other contingent or fixed obligations or liabilities except in the ordinary course of business and consistently with past practices;

          (d) refrain from making any change in its incorporation documents, by-laws or authorized or issued capital stock or from acquiring any securities issued by any other business organization other than short-term investments in the ordinary course of business;

          (e) refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock, making any direct or indirect redemption, purchase or other acquisition of its capital stock or options, warrants, or other rights with respect thereto, issuing, granting, awarding, selling, pledging, disposing of or encumbering or authorizing the issuance, grant, award, sale, pledge, disposition or encumbrance of any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or entering into any agreement or commitment with respect to any of the foregoing; provided, however, that the Company may pay dividends to the Stockholders in an amount not to exceed the actual net income of the Company through November 30, 1995 (to the extent not previously distributed by the Company except if distributions are made by the Stockholders to pay income taxes on their allocable share of the Company's net income reported by the Stockholder's for any taxable year, including the current fiscal year ending November 30, 1995 and the period commencing on December 1, 1995 and ending on the Closing Date), so long as (i) no such dividends or distributions are paid or made after December 31, 1995 and (ii) all such dividends or distributions are reflected in the Closing Balance Sheet for purposes of the calculation of the Adjustment Amount pursuant to Section 1.4;

          (f) refrain from making any change in the compensation payable or to become payable to any of its officers, employees or agents, or granting any severance or termination pay to, or entering into or amending any employment, severance or other agreement or arrangement with, any director, officer or other employee of the Company or any Stockholder or Beneficiary, or establishing, adopting or entering into or amending any collective bargaining, bonus, incentive, deferred compensation, profit sharing, stock option or purchase, insurance, pension, retirement or other employee benefit plan;

          (g) refrain from prepaying any loans, including without limitation loans from the Stockholders, the Beneficiaries, officers or directors (if any) or family members of any of the foregoing, making any change in its borrowing arrangements or modifying, amending or terminating any of its contracts except in the ordinary course of business, or waiving, releasing or assigning any material rights or claims;

          (h) use its best efforts to prevent any change with respect to its management and supervisory personnel or banking arrangements;

          (i) use its best efforts to keep intact its business organization and to preserve the goodwill of and business relationships with all suppliers, customers, distributors and others having business relations with it;

          (j) pay all accounts payable in the ordinary course of business in a manner consistent with past practice and in any event within 60 days unless they are being disputed in good faith, and otherwise refrain from paying, discharging or satisfying any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and in a manner consistent with past practices of liabilities reflected or reserved against in the Base Balance Sheet or incurred since the date of the Base Balance Sheet in the ordinary course of business and in a manner consistent with past practices (provided that the Company shall in no event prepay any long-term indebtedness);

          (k) use its best efforts to have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in
SCHEDULE 2.18 or equivalent insurance with any substitute insurers approved by Buyer;

          (l) refrain from changing accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable) or from making any tax election or settling or compromising any federal, state, local or foreign income tax liability;

          (m) refrain from entering into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions;

          (n) permit Buyer and its authorized representatives (including without limitation attorneys, accountants, investment bankers and pension and environmental consultants) to have full access to all of its properties, assets, books, records, business files, executive personnel, tax returns, contracts and documents and furnish to Buyer and its authorized representatives such financial and other information with respect to its business or properties as Buyer may from time to time reasonably request;

          (o) provide to Buyer (i) weekly reports of Net Sales and related Gross Sales Margin Percentage (as defined in Section 2A.11), (ii) monthly financial statements (unaudited) prepared in the ordinary course of business, including a balance sheet as of month-end and monthly statements of operations and cash flows as soon as practicable, but in any event not later than 30 days after the end of each month and (iii) a balance sheet of the Company as of October 31, 1995 together with statements of operations for the eleven months then ended to be prepared in accordance with generally accepted accounting principles and practices, applied consistently with past reporting periods of the Company ("GAAP") as soon as practicable, but in any event not later than three (3) business days prior to the Closing.

          (p) in connection with any filings to be made by Buyer under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) provide for inclusion therein or filing therewith the financial and other information and documents required by applicable laws and regulations, (ii) consider promptly the Company's reasonable requests for any additional information or documents and use commercially reasonable efforts to make such available, and (iii) generally cooperate with the Company and its representatives and agents in connection therewith, provided that all expenses relating thereto shall be paid directly and promptly by Buyer.

     3.3 CONSENTS AND APPROVALS. The Company and each Stockholder shall use his or its best efforts to obtain or cause to be obtained prior to the Closing all necessary consents and approvals to the performance of the obligations of the Company and each Stockholder under this Agreement, including, without limitation, the consents and authorizations described in SCHEDULE 3.3 and such other authorizations, waivers, consents and permits as may be necessary to permit the Company to retain in full force and effect without penalty subsequent to the Closing all contracts, permits, licenses and franchises of or applicable to the business of the Company. As soon as practicable after the date hereof, the Stockholders shall make or file, if so required, and shall cause the Company to, and the Company shall make or file document submissions, applications, statements and reports to all federal, state or local government agencies or entities which are required to be made prior to the Closing by or on behalf of the Company, any Stockholder, or any Beneficiary pursuant to any applicable statute, rule or regulation in connection with this Agreement and the transactions contemplated hereby. The Company shall promptly inform Buyer of any inquiries or communications from or to such governmental agencies and provide copies of any written communications relating thereto.

     3.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon the occurrence of, or promptly upon the Company or any Stockholder becoming aware of the impending or threatened occurrence of any event which would cause or constitute a material breach, or would have caused or constituted a material breach had such event occurred or been known prior to the date hereof, of any of the representations and warranties of the Company or any Stockholder contained in or referred to in this Agreement or in any Schedule hereto, the Company and such Stockholder shall give detailed written notice thereof to Buyer, and the Company and the Stockholders shall use their best efforts to prevent or promptly remedy the same.

     3.5 ACQUISITION PROPOSALS. Unless and until this Agreement shall have been terminated pursuant to Section 7, neither the Company nor any Stockholder shall, nor will permit any director, officer, employee or agent of the Company to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Company, any merger or business combination with the Company or any public or private offering of shares of the capital stock or financing or joint venture involving the Company (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than Buyer and its representatives, (iii) furnish any information or afford access to the properties, books or records of the Company to any person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than Buyer and its representatives, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing. The Company and each Stockholder will promptly notify Buyer upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to the Company or for access to the properties, books and records of the Company, and will keep Buyer fully informed of the status and details of any such offer, indication or request.

     3.6 NO SALES OF CAPITAL STOCK. Between the date of this Agreement and the Closing, none of the Stockholders shall sell, exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any shares of capital stock of the Company, owned beneficially or of record by such Stockholder, nor grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner such shares of capital stock of the Company; provided, however, that anything herein to the contrary notwithstanding, any transferee, executor, heir, legal representative, successor or assign of any such Stockholder shall be bound by this Agreement.

     3.7 PRE-CLOSING COOPERATION ON TRANSITION PLANNING. Between the date of this Agreement and the Closing, the Stockholders shall cooperate with Buyer in the implementation of steps designed to facilitate the Transition of the Company's operations after the Closing in accordance with Buyer's business plan.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.
- --------------------------------------------------

     4.1 MAKING OF REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to each Stockholder and the Company as follows:

     4.2 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted.

     4.3 AUTHORITY. All necessary corporate action has been taken by Buyer to authorize the execution, delivery and performance of this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement. This Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement (to the extent it contains obligations to be performed by Buyer) constitutes, or when executed and delivered by Buyer will constitute, valid and binding obligations of Buyer enforceable in accordance with their respective terms. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

          (a) do not and will not violate any provisions of the Certificate of Incorporation or By-Laws of Buyer;

          (b) do not and will not violate any United States laws or laws of the jurisdiction of incorporation of Buyer or of any other jurisdiction, or require Buyer to obtain any approval, consent or waiver of, or to make any filing with, any person or entity that has not been obtained or made; and

          (c) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, require a consent under, cause a termination under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer is a party or by which the property of Buyer is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any property or asset owned by Buyer.

     4.4 LITIGATION. There is no litigation pending or, to the knowledge of Buyer, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     4.5 INVESTMENT BANKING; BROKERAGE. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees of lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or its affiliates.

SECTION 5. COVENANTS OF BUYER.
- -----------------------------

     5.1 MAKING OF COVENANTS AND AGREEMENTS. Buyer makes the covenants and agreements set forth in this Section 5.

     5.2 CONSENTS AND APPROVALS. Buyer will use its best efforts to obtain all necessary consents and approvals to the performance of its obligations under this Agreement and the transactions contemplated hereby. Buyer shall promptly inform the Company of any inquiries or communications from any such governmental agencies and provide copies of any written communication relating thereto.

     5.3 CONFIDENTIALITY. From the date of this Agreement until the Closing, or for a period of five years from the date of this Agreement if the Closing does not take place for any reason, all confidential business and related information furnished to Buyer and its affiliates and representatives by the Company or any Stockholder shall be kept confidential by Buyer and its affiliates and representatives; PROVIDED, HOWEVER, that the foregoing shall be inapplicable (a) with respect to information which (i) is or becomes available to the public without breach of this confidentiality obligation, or (ii) is or becomes available to Buyer from a third party, PROVIDED that the third party did not receive the same, directly or indirectly, from the Company or any Stockholder and was not under an obligation of confidentiality to the source of such information at the time it was disclosed to Buyer, (b) to the extent disclosure is required in filings contemplated by this Agreement and (c) to the extent disclosure is required by any applicable law or regulation, by any authorized administrative or governmental agency or, in the opinion of counsel to Buyer, in connection with applicable requirements of the securities laws or any stock exchange or self-regulatory organization. In addition to the foregoing, prior to the Closing (and if the Closing does not occur, forever), except as contemplated by this Section 5.3, Buyer shall not, and shall communicate to its employees, agents, representatives and advisors that they are not authorized to and must not use any confidential or related business information of the Company for any purpose other than the consummation of the transactions contemplated hereby, and if this Agreement is terminated for any reason Buyer shall return or certify the destruction of all documents and materials obtained from (or reflecting information obtained from) the Company or any Stockholder under this Agreement.

SECTION 6. CONDITIONS.
- ---------------------

     6.1 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions (any one or more of which may be waived in whole or in part by Buyer):

          (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Company and each Stockholder contained in Sections 2A and 2B hereof shall be true and correct in all material respects (except with respect to the representations and warranties contained in Section 2A.4 and 2B.1, which shall be true and correct in each and every respect) on and as of the Closing Date, with the same effect as though made on and as of the Closing Date (it being understood that representations and warranties made "as of the date hereof" shall be deemed to have been made as of the Closing Date); the Company and each Stockholder shall, on or before the Closing Date, have performed and satisfied all agreements and conditions hereunder which by the terms hereof are to be performed and satisfied by the Company or such Stockholder on or before the Closing Date; the Company shall have delivered to Buyer a certificate dated the Closing Date signed on its behalf by its President and by its chief accounting officer to the foregoing effect, and each Stockholder shall have delivered to Buyer a certificate dated the Closing Date to the foregoing effect with respect to their representations, warranties and covenants. Notwithstanding the foregoing, in the event the Company or the Stockholders cannot deliver the certificates contemplated by this Section 6.1(a) due to changes in circumstances after the date hereof that would constitute exceptions to the representations and warranties set forth herein if the same were made at the Closing and instead elect to deliver such certificates indicating such exceptions in reasonable detail, and Buyer nonetheless elects to close, Buyer shall be deemed to have waived the condition set forth in this
Section 6.1(a) as to such matters and the Stockholders shall not be liable therefor because there shall have been no breach, without limitation, however, of Buyer's rights under Section 9 with respect to breaches of representations made at the date hereof or other breaches of covenant.

          (b) OPINIONS OF COUNSEL. On the Closing Date, Buyer shall have received an opinion of Paradise & Alberts, L.L.P. counsel for the Company and the Stockholders, dated as of the Closing Date and addressed to Buyer, substantially in the form of Exhibit E hereto.

          (c) APPROVALS AND CONSENTS. The Company and each Stockholder shall have received all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required in connection with the consummation of the transactions contemplated hereby or the Company's permits, leases, licenses and franchises, or to avoid a breach, default, termination, acceleration or modification of any material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award.

          (d) NO ACTIONS OR PROCEEDINGS. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, and which would in the reasonable judgment of Buyer make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

          (e) PROCEEDINGS SATISFACTORY TO BUYER. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, opinions, and documents in form satisfactory to such counsel, as Buyer may reasonably require from the Company and the Stockholders.

1.(f) [Intentionally Omitted]

          (g) NO MATERIAL ADVERSE CHANGE. There shall not have been any change or series of changes that, in the reasonable business judgment of Buyer acting in good faith, materially adversely affects or could be anticipated to affect in the future the business, operations, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Company since the date hereof, whether or not in the ordinary course of business, including, without limitation, (i) knowledge that any customer or distributor has canceled or otherwise terminated its relationship with the Company or decreased materially its services to the Company or its usage, purchase or distribution of the services or products of the Company or (ii) knowledge that any customer or distributor has any plan or intention to terminate or cancel its relationship with the Company or to decrease materially or limit its services to the Company or its usage, purchase or distribution of the services or products of the Company, if either (A) the matters described in clauses (i) and (ii) above relate to Home Depot or Lowes or (B) the matters described in clauses (i) or
(ii) above relate to any other individual customer or distributor or account, whether or not listed on Schedule 2.28, or any group of customers, distributors or accounts which in the aggregate accounts or account for over $1 million of the Company's sales on an annualized basis (other than Echo).

          (h) GENERAL RELEASES. Each Stockholder and each Beneficiary shall have executed and delivered to Buyer a General Release in substantially the form of Exhibit F hereto.

          (i) CONSULTING AND NON-COMPETITION AGREEMENT. Alfred H. Jacobson shall have executed and delivered to Buyer, the Consulting Agreement and the Non-Competition Agreement.

          (j) RESIGNATIONS. The Company shall have delivered to Buyer the resignations of all of the Directors of the Company and of such officers of the Company as may be requested by Buyer at least five days prior to the Closing, such resignations to be effective at the Closing.

     6.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, THE STOCKHOLDERS AND THE BENEFICIARIES. The obligations of the Company, the Stockholder and the Beneficiaries to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing Date, of the following conditions (any one or more of which may be waived in whole or in part by the Representative):

          (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer contained in Section 4 shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date (it being understood that representations and warranties made "as of the date hereof" shall be deemed to have been made as of the Closing Date); Buyer shall, on or before the Closing Date, have performed and satisfied all agreements and conditions hereunder which by the terms hereof are to be performed and satisfied by Buyer on or before the Closing Date; and Buyer shall have delivered to the Company a certificate signed on its behalf by its President and Chief Financial Officer and dated as of the Closing Date certifying to the foregoing effect.

          (b) OPINION OF COUNSEL. At the Closing Date, the Stockholders and Beneficiaries shall have received an opinion of Goodwin, Procter & Hoar counsel for Buyer, dated as of the Closing Date and addressed to the Stockholders and the Beneficiaries, substantially in the form of EXHIBIT G hereto.

          (c) NO ACTIONS OR PROCEEDINGS. No action or proceeding by any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and which would in the reasonable judgment of the Representative make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

          (d) PROCEEDINGS SATISFACTORY TO THE COMPANY. All proceedings to be taken by Buyer in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transaction contemplated hereby reasonably requested by the Company will be reasonably satisfactory in form and substance to the Company.

          (e) CONSULTING AND NON-COMPETITION AGREEMENTS. The Company shall have executed and delivered the Consulting Agreement and the Non-Competition Agreement.

SECTION 7. TERMINATION OF AGREEMENT.
- -----------------------------------

     7.1 TERMINATION. This Agreement may be terminated any time prior to the Closing Date as follows:

          (a) With the mutual consent of Buyer and the Representative on behalf of the parties to this Agreement.

          (b) [Intentionally Omitted]

          (c) By either the Company and the Representative, acting jointly, or Buyer, if the Closing has not occurred on or before March 31, 1996 (the "Outside Closing Date").

          (d) By Buyer, if there has been a material misrepresentation or breach of warranty on the part of the Company or any Stockholder in the representations and warranties contained herein or a material breach of covenants on the part of the Company or any Stockholder and the same has not been cured within 30 days after notice thereof. In the event of any termination pursuant to this Section 7.1(d), written notice setting forth the reasons therefor shall forthwith be given by Buyer to the Company and the Representative.

          (e) By the Company and the Representative, acting jointly, if there has been a material misrepresentation or breach of warranty on the part of Buyer in the representations and warranties contained herein or a material breach of covenants on the part of Buyer and the same has not been cured within 30 days after notice thereof. In the event of any termination pursuant to this Section 7.1(e), written notice setting forth the reasons therefor shall forthwith be given by the Company to Buyer.

          Notwithstanding anything herein to the contrary, the right to terminate this Agreement under this Section 7.1 shall not be available to any party to the extent such party's breach of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date (as a result, for example, of an action or failure to act causing a failure of a condition precedent).

     7.2 EFFECT OF TERMINATION. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 7.1, provided, however, that (i) the provisions of Section 1.3, Section 5.3, this Section 7, Section 8.2 and
Section 10.5 hereof shall survive any termination of this Agreement in any event; (ii) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein; (iii) any party may proceed as further set forth in Section 7.3 below and (iv) in accordance with the Escrow Agreement, if the failure of the Closing to occur is due solely to the willful breach by Buyer of any of its covenants or agreements contained herein, then the Escrow Funds (exclusive of interest) shall be delivered to Jacobson and if the termination of this Agreement or the failure of the Closing to occur is due to any other reason, then the Escrow Funds and all interest accrued thereon shall be delivered back to Buyer.

     7.3 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 6.1 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 6.2 hereof have not been satisfied, the Representative on behalf of the Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of his or their rights hereunder. Notwithstanding the foregoing, in the event that prior to Closing the Representative informs Buyer in writing in reasonable detail that the condition in Section 6.1(a) cannot be satisfied as provided in such Section 6.1(a), or Buyer informs the Representative in writing in reasonable detail that the condition in Section 6.2(a) cannot be satisfied due to a breach of the representations and warranties of Buyer contained in Section 4 or the non-performance of the obligations of the Buyer hereunder, then in the event that the non-defaulting party shall nonetheless elect to proceed with the Closing, following the Closing, such party shall be deemed to have waived its rights with respect to the circumstances described in reasonable detail constituting such breach, but shall not be deemed to have waived such rights with respect to any other thing or matter.

SECTION 8. SURVIVAL OF WARRANTIES; FEES AND EXPENSES.
- ----------------------------------------------------

     8.1 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any Schedule or certificate delivered by any party incident to the transactions contemplated hereby are material and may be relied upon by the party receiving the same and shall survive the Closing regardless of any investigation by or knowledge of such party and shall not merge into the performance of any obligation by any party hereto, subject to the provisions of Section 9 hereof.

     8.2 FEES AND EXPENSES. (a) Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Company, any Stockholder or any Beneficiary relating in any way to the purchase and sale of the Company Shares hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses of the Company, any Stockholder or any Beneficiary, shall be charged to or accrued or paid by the Company or Buyer.

          (b) The Stockholders will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Company Shares to Buyer as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company.

SECTION 9. INDEMNIFICATION.
- --------------------------

     9.1 INDEMNIFICATION BY JACOBSON. Jacobson on behalf of himself and the other Stockholders and their respective successors, executors, administrators, estates, heirs and permitted assigns as contemplated by Section 10.4, agrees subsequent to the Closing to indemnify and hold harmless Buyer and its affiliates and their respective officers, directors, employees and agents (individually, a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing and including any loss of Tax benefit or increase in Taxes payable for future periods) sustained, suffered or incurred by or made against any Buyer Indemnified Party (a "Loss" or "Losses") arising out of, based upon or in connection with:

          (a) conditions, circumstances or occurrences which constitute or result in any breach of any representation or warranty made by the Company or any Stockholder in this Agreement or in any Schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties (collectively, "Buyer Representation and Warranty Claims");

          (b) any breach of any covenant or agreement made by the Company or any Stockholder in this Agreement or in any Schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement;

          (c) liabilities relating to the activities or conduct of the business of the Company on or prior to the Closing Date, including without limitation (i) any and all claims for injury (including death), claims for damage, direct or consequential, or product liability claims resulting from or connected with products sold or services provided by the Company prior to the Closing Date, (ii) other personal injury or property damage claims relating to events occurring on or prior to the Closing Date, (iii) amounts due in connection with any Employee Program maintained or contributed to by the Company on or prior to the Closing Date, (iv) amounts paid or payable relating to environmental matters including Losses resulting from or in connection with the use, storage, release or discharge into or presence in the ground, water or atmosphere of any Hazardous Waste or Hazardous Material or any violation of an Environmental Law which occurred on or prior to the Closing Date, (v) Losses relating to the failure of the Company to comply with applicable laws or regulations, and (vi) any liability for Taxes arising from an event or transaction prior to the Closing or as a result of the Closing which have not been paid or provided for by the Company or the Stockholders prior to the Closing or reflected as a liability on the Closing Balance Sheet, including without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company; and

          (d) (i) federal or state income Taxes payable by the Company as a result of the loss of its status as a "Subchapter S" corporation under the Code for any period prior to the Closing and (ii) any fees and expenses of the Company or any Stockholder (including without limitation legal fees and accounting fees) relating to the execution, delivery or performance of this Agreement paid, assumed or otherwise borne by the Company or Buyer.

          Claims under clauses (a) through (d) of this Section 9.1 hereinafter collectively referred to as "Buyer Indemnifiable Claims," and Losses in respect of such claims shall be hereinafter collectively referred to as "Buyer Indemnifiable Losses."

     The rights of Buyer Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (b) and (c) of this Section 9.1 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause
(a) of this Section 9.1.

     Notwithstanding anything in this Section 9.1 to the contrary, Losses incurred by a Buyer Indemnifiable Party with respect to liabilities described in
Section 9.1(c) above (i) that have not been specifically disclosed by the Stockholders in this Agreement or in the Schedules hereto, shall be deemed to be Buyer Indemnifiable Losses; (ii) that have been specifically disclosed by the Stockholders in this Agreement or in the Schedules hereto and which have been reserved for on the Base Balance Sheet shall not be deemed to be Buyer Indemnifiable Losses except to the extent that any such Losses exceed the amount actually reserved on the Base Balance Sheet with respect to the liabilities corresponding to such Losses; and (iii) that have not been reserved for on the Base Balance Sheet, whether or not disclosed in this Agreement or in the Schedules hereto, shall be deemed to be Buyer Indemnifiable Losses. For the purposes of the immediately preceding sentence, references to "reserved for" or "reserved" shall mean actual reserves specifically set forth on the Base Balance Sheet, regardless of whether or not such reserves are required by GAAP.

     9.2  Limitations on Indemnification by Jacobson.
          ------------------------------------------

          (a) TIME LIMITS FOR CLAIMS. The right of Buyer Indemnified Persons to make Buyer Indemnifiable Claims with respect to Buyer Indemnifiable Losses or matters that may give rise to Buyer Indemnifiable Losses shall expire on the third anniversary of the Closing Date; provided, however, that the limitation of this paragraph (a) shall not apply to Buyer Indemnifiable Losses with respect to Taxes of the Company (including its predecessors) with respect to which Buyer Indemnifiable Claims shall expire six (6) months after the later of (i) the sixth anniversary of the Closing Date or (ii) with respect to any Taxes of the Company for which tax returns have been filed, termination of the applicable statute of limitations relating thereto plus any extensions thereof; and provided further, however, that in each case if prior to the applicable date of expiration of the time limit for making Buyer Indemnifiable Claims a specific state of facts shall have become known (which in the case of a failure to file a Tax return, if any, shall mean receipt of notice from a taxing authority as to possible Tax liability) which may constitute or give rise to any Buyer Indemnifiable Loss as to which indemnity may be payable and a Buyer Indemnified Party shall have given notice of such facts to the Representative, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid, according to the date on which notice of the applicable claim is given.

          (b) GENERAL THRESHOLD. Subject to the exceptions set forth in Section 9.2(d), Jacobson shall not be obligated to indemnify Buyer Indemnified Parties except to the extent the cumulative amount of Buyer Indemnifiable Losses exceeds Fifty Thousand Dollars ($50,000) (the "Threshold") whereupon the full amount of such losses shall be recoverable in accordance with the terms hereof.

          (c) GENERAL MAXIMUM INDEMNIFICATION. Subject to the exceptions set forth in Section 9.2(d), Jacobson shall not be obligated to indemnify Buyer Indemnified Parties after the cumulative amount of Buyer Indemnifiable Losses exceeds the sum of the payments made or to be made to Jacobson for his account pursuant to Sections 1.2(a), (b) and (c), the Non- Competition Agreement and the Consulting Agreement.

          (d) DOLLAR-FOR-DOLLAR CLAIMS. Notwithstanding anything herein to the contrary, Buyer Indemnified Parties shall not be subject to any limitation, whether pursuant to this Section 9.2 hereof or otherwise, and shall be entitled to dollar-for-dollar recovery, in seeking indemnification from Jacobson with respect to the following:

          (i) Losses arising from fraud or an intentional misrepresentation on the part of the Company or any Stockholder;

          (ii) Losses arising from breach of a covenant by the Company or any Stockholder; and

          (iii) Losses involving a breach by the Company or the Stockholders of any of the representations and warranties contained in Sections 2A.4, 2A.5,
     2.20 and 2.22.

     (e) SET-OFF. Indemnification due to Buyer Indemnified Parties hereunder may not be satisfied by set-off against any amounts payable pursuant to this Agreement or any other agreement to any Stockholder except:

          (i) As provided in Section 1.4(c) hereof with respect to any unpaid Adjustment Amount; and

          (ii) With respect to Losses arising out of or in connection with any breach by Jacobson of the Non-Competition Agreement.

          (f) NO LIMITATION OF RIGHTS. Notwithstanding anything herein to the contrary, the limitations set forth in this Section 9.2 shall apply only with respect to post-Closing indemnification obligations and shall in no way limit any rights Buyer Indemnified Parties may have in law or equity, consistent with
Section 7.2, in the event the Closing does not occur.

     9.3 INDEMNIFICATION BY BUYER. Buyer agrees subsequent to the Closing to indemnify and hold the Stockholders and their respective successors, executors, administrators, and estates (individually a "Stockholder Indemnified Party" and collectively the "Stockholder Indemnified Parties") harmless from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Stockholder Indemnified Party based upon any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any certificate delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach ("Stockholder Indemnifiable Claims").

     9.4  Limitation on Indemnification by Buyer.
          --------------------------------------

          (a) TIME LIMIT FOR CLAIMS. No indemnification shall be payable to Stockholder Indemnified Parties with respect to Stockholder Indemnifiable Claims asserted pursuant to Section 9.3 after the third anniversary of the Closing Date; provided, that if prior to the date of expiration of indemnification a specific state of facts shall have become known which may constitute or give rise to any Stockholder Indemnifiable Claim as to which indemnity may be payable and a Stockholder Indemnified Party shall have give notice of such facts to Buyer, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been paid, according to the date on which notice of the applicable claim is given; and

          (b) Notwithstanding anything herein to the contrary, the limitations set forth in this Section 9.4 shall apply only with respect to post-Closing indemnification obligations and shall in no way limit any rights Stockholder Indemnifiable Parties may have in law or equity, consistent with Section 7.2, in the event the Closing does not occur.

     9.5 NOTICE; DEFENSE OF CLAIMS. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 20 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that (i) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the indemnifying parties' obligation to indemnify the indemnified party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

     9.6 SATISFACTION OF INDEMNIFICATION OBLIGATIONS. Any indemnity payable pursuant to this Section 9 shall be paid within the thirty (30) days after the indemnified party's request therefor.

SECTION 10. MISCELLANEOUS.
- -------------------------

     10.1 LAW GOVERNING. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions.

     10.2 NOTICES. Any notice, request, demand other communication required or permitted hereunder shall be in writing and shall be deemed to have been given
(i) if delivered or sent by facsimile transmission, upon receipt, or (ii) if sent by registered or certified mail upon the sooner of receipt or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices will be sent to the addresses set forth below or to such other address as such party may designate by notice to each other party hereunder:

         TO BUYER:                 Cabot Safety Corporation
         --------                  One Washington Mall, 8th Floor
                                   Boston, MA  02108-2610
                                   Attn:  Mark V.B. Tremallo, General Counsel
                                   Facsimile:  (617) 371-4233

                  with a copy to:  Goodwin, Procter & Hoar
                                   Exchange Place
                                   Boston, MA 02109-2881
                                   Attn: Richard E. Floor, P.C.
                                   Facsimile: (617) 523-1231

         TO THE COMPANY:           Eastern Safety Equipment Co., Inc.
         --------------            59-20 56th Avenue
                                   Maspeth, NY  11378
                                   Attn:  President
                                   Facsimile:  (203) 481-1706
                  with a copy to:  Paradise & Alberts, L.L.P.
                                   630 Third Avenue
                                   New York, NY  10017
                                   Attn:  Melvin Paradise, Esquire
                                   Facsimile:  (212) 490-2946

         TO THE STOCKHOLDERS,
         -------------------
         c/o the Representative    Alfred H. Jacobson
                                   c/o Eastern Safety Equipment Co., Inc.
                                   59-20 56th Avenue
                                   Maspeth, NY 11378

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representative.

     10.3 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

     10.4 ASSIGNABILITY. This Agreement shall be assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer although no such assignment shall relieve Buyer of any liabilities or obligations under this Agreement, but this Agreement may not be assigned or delegated by the Stockholders or the Company without the prior written consent of Buyer. This Agreement and the obligations of the parties hereunder (including specifically but without limitation the Indemnification obligations of the Stockholders set forth in Section 9) shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, executors, administrators, estates, heirs and permitted assigns, and no others.

     10.5 PUBLICITY AND DISCLOSURES. Until the Closing, so long as this Agreement is in effect, neither the Stockholders, the Company or Buyer nor any of their respective subsidiaries or affiliates shall issue or cause the publication of any press release or other announcement or disclosure (including, without limitation, any such announcement or disclosure to employees or customers of the Company) with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Buyer, in the case of a desired press release or announcement by the Stockholders or the Company, or of the Representative in the case of a desired press release or announcement by Buyer, in any such case which consent shall not be unreasonably withheld, except to the extent disclosure by Buyer is required by any applicable law or regulation, by any authorized administrative or governmental agency or, in the opinion of counsel to Buyer, by virtue of Buyer's status as a publicly reporting company pursuant to applicable requirements of the securities laws or any stock exchange or self-regulatory organization.

     10.6 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

     10.7 Certain Definitions. For purposes of this Agreement, the term:
          -------------------

          (a) "affiliate" of a person shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

          (c) "person" means an individual, corporation, partnership, association, trust or any unincorporated organization

     10.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     10.9 AMENDMENTS; WAIVERS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by Buyer, the Company and the Representative, or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     10.10 CONSENT TO JURISDICTION AND SERVICE. Each of the parties hereto consents to personal jurisdiction, service of process and venue in the federal or state courts of New York with respect to any and all claims or disputes between the parties, arising directly or indirectly in connection with this Agreement and related agreements and schedules, including, but not limited to, any and all claims for indemnification and other rights established by this Agreement.

     10.11 CERTAIN REMEDIES; SEVERABILITY. It is specifically understood and agreed that any breach of this Agreement by any of the parties hereto will result in irreparable injury to the aggrieved party, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy for such breach and that, in addition to any other remedy it may have, such aggrieved party shall be entitled to enforce the specific performance of this Agreement by the breach party through both temporary and permanent injunctive relief, without the necessity of proving actual damages, but without limitation of their rights to recover such damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                 BUYER
                                 -----

                                 CABOT SAFETY CORPORATION
ATTEST:

                                 By:
- ---------------------------         --------------------------------------------
                , Secretary          John D. Curtin, Jr., Chairman

                                 COMPANY
                                 -------

                                 EASTERN SAFETY EQUIPMENT CO., INC.
ATTEST:

                                 By:
- ---------------------------         --------------------------------------------
                , Secretary          Alfred H. Jacobson, Chief Executive Officer

                                 STOCKHOLDERS
                                 ------------

                                 -----------------------------------------------
                                 Alfred H. Jacobson

                                 TRUST CREATED BY AGREEMENT
                                 BETWEEN ALFRED H. JACOBSON,
                                 GRANTOR, AND WILLIAM KLEIN AND
                                 JACK P. HECHT, TRUSTEES, DATED
                                 AUGUST 13, 1981.

                                 By:
                                    --------------------------------------------
                                     William Klein, Trustee

                                 By:
                                    --------------------------------------------
                                     Jack P. Hecht, Trustee

                           EXHIBITS A AND B (COMBINED)
                           ---------------------------

      NAME OF                          CLASS A                  CLASS B
   SHAREHOLDERS                     COMMON SHARES            COMMON SHARES
   ------------                     -------------            -------------
Alfred H. Jacobson                    3  (100%)              699.44 (89.48%)

William Klein and                                             27.52 (3.506%)
Jack Hecht, trustees
fbo Ilene Jacobson
u/t/a dtd 8/13/81

William Klein and                                             27.52 (3.506%)
Jack Hecht, trustees
fbo Sharyn Jacobson
u/t/a dtd 8/13/81

William Klein and                                             27.52 (3.506%)
Jack Hecht, trustees
fbo Lauren Jacobson
u/t/a dtd 8/13/81

                                    Exhibit C

                            NON-COMPETITION AGREEMENT

     NON-COMPETITION AGREEMENT dated as of January __, 1996 by and among Cabot Safety Corporation, a Delaware corporation ("Cabot Safety") and Eastern Safety Equipment Co., Inc., a New York corporation ("Eastern Safety"), and Alfred H. Jacobson ("Mr. Jacobson"). Reference is made to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated September 19, 1995 by and among Eastern Safety and Cabot Safety and Mr. Jacobson and certain trusts named therein (the "Trusts"), pursuant to which Cabot Safety is purchasing from Mr. Jacobson and the Trusts are selling to Cabot Safety all of the outstanding shares of the capital stock of Eastern Safety subject to the terms and conditions set forth in the Stock Purchase Agreement. Capitalized terms used in this Agreement and not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement.

                                   WITNESSETH
                                   ----------

     WHEREAS, immediately prior to the Closing, Mr. Jacobson and the Trusts were the record and beneficial owner 100% of the issued and outstanding shares of Common Stock of Eastern Safety (the "Shares");

     WHEREAS, Mr. Jacobson has for many years served as President of Eastern Safety; and

     WHEREAS, as a material inducement to and a condition precedent of Cabot Safety's purchase of all of the Common Stock of Eastern Safety and associated goodwill, and in consideration Cabot Safety's covenants and agreements contained in the Stock Purchase Agreement and of the payment made pursuant to Section 2.01 thereof, Mr. Jacobson is executing and delivering this Agreement concurrently with such purchase.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. NON-COMPETITION. In view of the fact that Mr. Jacobson has for many years served as President of Eastern Safety and that activities of Mr. Jacobson in violation of the terms hereof would deprive Cabot Safety of the benefit of its bargain under the Stock Purchase Agreement, and as a material inducement to and a condition precedent of Cabot Safety's purchase of the Shares, and in consideration of the payment to Mr. Jacobson of the consideration to be paid by Cabot Safety to Mr. Jacobson hereunder and pursuant to the Stock Purchase Agreement, and to insure Cabot Safety the full benefit of the acquisition of the Shares and preserve the goodwill associated with the business of Eastern Safety acquired thereby, Mr. Jacobson hereby agrees to the following restrictions on his activities:

          (a) NON-COMPETITION AGREEMENT. Mr. Jacobson hereby agrees that during the period commencing on the date hereof and ending five (5) years after the date hereof, he will not, without the express written consent of the Board of Directors of Cabot Safety, which consent they may grant or withhold in their sole discretion, directly or indirectly, anywhere in the geographic area set forth in Section 1(c) below, engage in any activity which is, or participate, promote or invest in or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent, consultant, or creditor or in any other individual or representative capacity) any business activity or organization other than Cabot Safety, Eastern Safety or any of their affiliates whose activities, products or services are in the Designated Industry; except that Mr. Jacobson may make passive investments in a competitive enterprise the shares of which are publicly traded if such investment constitutes less than one
(1) percent of the equity of such enterprise. Without implied limitation, the forgoing covenant shall include hiring or attempting to hire for or on behalf of himself or any such business activity or organization in the Designated Industry any officer or other employee of Eastern Safety, Cabot Safety or any of their respective affiliates, encouraging for or on behalf of himself or any such business activity or organization in the Designated Industry any officer or other employee to terminate his or her relationship or employment with Eastern Safety, Cabot Safety or any of their respective affiliates, soliciting for or on behalf of himself or any such business activity or organization in the Designated Industry any customer, distributor, agent or supplier of Eastern Safety, Cabot Safety or any of their respective affiliates, and diverting to any Person (as hereinafter defined) any client or business opportunity of Eastern Safety, Cabot Safety or any of their respective affiliates in the Designated Industry. As of the date of this Agreement, Mr. Jacobson is not performing any consulting or other duties for, and is not a party to any similar agreement with, any business or venture competing with Eastern Safety, Cabot Safety or any of their respective affiliates. For purposes of this Section 1, the term "Designated Industry" shall mean (i) the business of manufacturing and selling safety equipment and related products and any and all activities relating thereto, and (ii) any other business conducted by Eastern Safety, Cabot Safety or any of their respective affiliates or which Cabot Safety, Eastern Safety or any of their respective affiliates contemplated or planned to engage in as of the date hereof and as of the date when Mr. Jacobson ceases to be a consultant of Eastern Safety for any reason.

          (b) NON-COMPETITION PAYMENT. As additional consideration for the execution and delivery by Mr. Jacobson of this Agreement, Eastern Safety agrees to make twenty (20) quarterly payments in the amount of $12,500 each, with the first such payment being due on the date hereof, subsequent payments being due on April 1, July 1, October 1 and January 1 of each year and the last such payment being due on October 1, 2000. Cabot Safety hereby agrees to guarantee the payment of the foregoing consideration by Eastern Safety. If Mr. Jacobson dies prior to receipt of all payments, provided in this Section 1(b), then the unpaid amounts will be paid to his wife and, if she predeceases him, or dies prior to receiving all such payments, then the unpaid amounts will be paid to Mr. Jacobson's issue in equal shares per stirpes. "Disability" shall mean that Consultant is unable to perform his normal duties because of his mental or physical health. Such disability shall be confirmed by medical evidence furnished by the Consultant.

          (c) GEOGRAPHIC AREA. The provisions of Section 1(a) of this Agreement shall apply in the following geographic areas:

          (i) All states and countries in which any of Eastern Safety, Cabot Safety or any of their respective affiliates are as of the date hereof conducting any business activities or contemplating the commencement of business activities;

          (ii) All states and countries in which any of Eastern Safety, Cabot Safety or any of their respective affiliates commence conducting business activities during the term of this Agreement; and

          (iii) The United States of America and the rest of the world.

     SECTION 2. CONFIDENTIALITY. In view of the fact that Mr. Jacobson has for many years served as President of Eastern Safety, Mr. Jacobson has had access to confidential records, data, customer lists, trade secrets and similar confidential information owned or used in the course of business by Eastern Safety, Cabot Safety and their affiliates (the "Confidential Information"). Mr. Jacobson agrees (a) to hold the Confidential Information in strict confidence,
(b) not to disclose the Confidential Information to any Person, and (c) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose; PROVIDED, HOWEVER, that the limitations set forth above shall not apply to any Confidential Information which (i) is then generally known to the public; (ii) became or becomes generally known to the public through no fault of Mr. Jacobson; or (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. On the date hereof, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters in Mr. Jacobson' possession or control, shall be returned to Cabot Safety or the applicable affiliate and remain in its possession.

     SECTION 3. SCOPE OF AGREEMENT. The parties acknowledge that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that (a) all such provisions are reasonable under the circumstances of the transactions contemplated by the Stock Purchase Agreement, (b) are given as an integral and essential part of the transactions contemplated by the Stock Purchase Agreement and (c) but for the covenants of Mr. Jacobson contained in this Agreement, Cabot Safety would not enter into the Stock Purchase Agreement or consummate the transactions contemplated thereby. Mr. Jacobson has independently consulted with his counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the businesses conducted by Cabot Safety and its affiliates.

     SECTION 4. SPECIFIC PERFORMANCE; SEVERABILITY. It is specifically understood and agreed that any breach of the provisions of this Agreement by Mr. Jacobson will result in irreparable injury to Eastern Safety, Cabot Safety and their respective affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, Eastern Safety, Cabot Safety and their affiliates shall be entitled to enforce the specific performance of this Agreement by Mr. Jacobson through both temporary and permanent injunctive relief without the necessity of proving actual damages. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect or by other reason, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. If it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement. The existence of any claim or cause of action which Mr. Jacobson may have against, Eastern Safety, Cabot Safety or any of their affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement and shall be pursued through separate court action by Mr. Jacobson.

     SECTION 5. JURISDICTION. The parties hereby irrevocably submit to the non-exclusive jurisdiction to enforce the covenants contained in this Agreement of the courts of the State of New York. In the event that the courts of such state shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of Cabot Safety to the relief provided for herein in the courts of any other state within the geographic scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

     SECTION 6. NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered, telegraphed or mailed by certified or registered mail:

To Eastern Safety or Cabot Safety:                 With a copy to:

Cabot Safety Corporation                           Goodwin, Procter & Hoar
One Washington Mall, 8th Floor                     Exchange Place
Boston, MA 02108-2610                              Boston, MA 02109-2881
Attn: Mark V.B. Tremallo                           Attn: Richard E. Floor, P.C.
       General Counsel

To Mr. Jacobson:                                   With a copy to:
17165 Royal Cove Way,
Boca Raton, Florida 33496                          Paradise & Alberts, L.L.P.
                                                   630 Third Avenue
                                                   New York, NY 10017
                                                   Attn: Melvin Paradise, Esq.

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

     SECTION 7. MISCELLANEOUS. This Agreement shall be governed by and construed under the laws of the State of New York, and shall not be modified or discharged in whole or in part except by an agreement in writing signed by Cabot Safety and Mr. Jacobson. The prevailing party in any controversy hereunder shall be entitled to reasonable attorneys' fees and expenses. The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon, successors of Cabot Safety by way of merger, consolidation or transfer of substantially all the assets of Cabot Safety, and may not be assigned by Mr. Jacobson. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof (without limitation of the Stock Purchase Agreement).

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

                                   CABOT SAFETY CORPORATION

                                   By:
                                      ------------------------------
                                       John D. Curtin, Jr., Chairman

                                   EASTERN SAFETY EQUIPMENT CO., INC.

                                   By:
                                      ------------------------------
                                              [Name, Title]

                                      ------------------------------
                                           Alfred H. Jacobson

                                    Exhibit D

                             CONSULTING AGREEMENT
                             --------------------

     AGREEMENT dated as of January __, 1996 by and among Cabot Safety Corporation, a Delaware corporation ("Cabot Safety"), Eastern Safety Equipment Co., Inc., a New York corporation ("Eastern Safety"), and Alfred H. Jacobson ("Consultant").

     WHEREAS, Consultant, Cabot Safety, Eastern Safety and certain trusts (the "Trusts") entered into a Stock Purchase Agreement dated September 19, 1995 (the "Purchase Agreement"), pursuant to which Cabot Safety is acquiring on the date hereof all of the Common Stock of Eastern Safety from Consultant and the Trusts; and

     WHEREAS, to induce Cabot Safety to purchase all of the shares of capital stock of Eastern Safety pursuant to the Purchase Agreement, Consultant agreed to execute this Agreement and the execution of this Agreement by Consultant is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement; and

     WHEREAS, the parties hereto desire to enter into a consulting arrangement whereby Consultant shall continue to advise and assist Eastern Safety on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Consulting Arrangement.
          ----------------------

          (a) Eastern Safety engages Consultant for a term (the "Term") commencing on the date hereof and terminating on December 31, 2000 (the "Termination Date"). During the Term of this Agreement Consultant agrees to:

               (i) introduce Cabot Safety to Eastern Safety's key customers and suppliers;

               (ii) provide guidance on consolidations, relocations and staffing decisions;

               (iii) analyze new product developments or merchandising concepts;

               (iv) attend key industry events and internal sales meetings; and

               (v) provide general insight relating to strategies for the future of Eastern Safety.

          (b) During the Term of this Agreement, Consultant agrees to the following minimum time commitment (subject to Section 1(d) below) for each of the years encompassing the Term of this Agreement for the performance of the services listed in Section 1(a) above:

    Years                                       Number of Days Per Year
    -----                                       -----------------------

     1996                                                  30
     1997                                                  20
     1998, 1999 and 2000                                   10

          (c) In addition, Consultant agrees that, if requested by Cabot Safety, Consultant shall make himself available upon reasonable notice and on mutually acceptable dates to perform services hereunder during the first year of the Term of this Agreement, for up to 15 additional days (subject to Section 1(d) below). Thereafter, any request by Cabot Safety to Consultant to make himself available for additional days will be at Consultant's sole discretion.

          (d) Consultant agrees that for purposes of Sections 1(b) and (c) above reasonable travel time to and from locations within the continental United States where Consultant is required to perform services pursuant to this Agreement shall not be counted as part of the time devoted by Consultant to the performance of services hereunder.

     2.   Compensation.
          ------------

          (a) In consideration of Consultant's services as set forth in Section 1(b), Eastern Safety shall pay Consultant a fee equal to $37,500 per calendar quarter for twenty calendar quarters (with the first such payment due on the date hereof, subsequent payments being due on April 1, July 1, October 1 and January 1 of each year and the last such payment being due on October 1, 2000. Cabot Safety hereby agrees to guarantee the payment of the foregoing consideration by Eastern Safety.

          (b) If Cabot Safety or Eastern Safety requests that Consultant expend time providing services hereunder in excess of the time specific in Section 1(b), Consultant will receive additional compensation at the rate of $2,500 per day (subject to Section 1(d) above).

          (c) During the Term of this Agreement, Cabot Safety shall provide Consultant with medical coverage for Consultant and his spouse at no cost to Consultant on the same terms and conditions as in effect from time to time for Cabot Safety's employees generally. Such coverage shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of Cabot Safety or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of Cabot.

          (d) Cabot Safety shall promptly reimburse Consultant for all reasonable business expenses, including airfare, hotels, customer meals and business telephone calls, incurred by Consultant during the Term of this Agreement in the performance of services

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

hereunder in accordance with Cabot Safety's practices for Cabot Safety's employees with a similar level of responsibility, as in effect from time to time.

          (e) Cabot Safety and Eastern Safety agree and acknowledge that the services to be provided by Consultant hereunder shall be performed principally in Florida, Massachusetts and localities where principal trade shows and other industry events take place, with travel to such other locations as Cabot Safety or Eastern Safety shall reasonably indicate, as required by the type of services to be performed by Consultant.

     3.   Termination for Breach; Death or Disability.
          -------------------------------------------

          (a) Notwithstanding anything to the contrary contained herein, Cabot Safety can terminate this Agreement and the services of Consultant set forth herein effective upon prior written notice of 30 days that Consultant has breached his obligations (i) under Section 1 of this Agreement or (ii) Section 1 of a certain Non Competition Agreement of even date herewith by and among Cabot Safety, Eastern Safety and Consultant which breach is not cured within such 30 days after notice.

          (b) Consultant agrees that any breach of this Agreement could cause irreparable damage to Cabot Safety. Cabot Safety shall have the right to injunctive or other equitable relief (in addition to other legal obligations hereunder).

          (c) If during the Term of this Agreement Consultant dies or is unable to perform his services hereunder due to disability (as defined below), Eastern Safety shall continue to make the payments set forth in Section 2(a) for the balance of the Term.

     If Consultant dies prior to receipt of all payments provided in Section 2(a), then the unpaid amounts will be paid to his wife and, if she predeceases him, or dies prior to receiving all such payments, then the unpaid amounts will be paid to Consultant's issue in equal shares per stirpes. "Disability" shall mean that Consultant is unable to perform his normal duties because of his mental or physical health. Such disability shall be confirmed by medical evidence furnished by the Consultant.

     4.   Confidential Information; Trade Secrets.
          ---------------------------------------

          (a) Consultant acknowledges and agrees that information concerning the work conducted by Cabot Safety and Eastern Safety may constitute confidential information, trade secrets or copyrightable or patentable works or expressions, including, but not limited to, knowhow, design information or concepts, advertising concepts, matters which are subject to trademark, copyright or patent protection, manufacturing information or concepts, marketing or sales information, price and cost information, customer information, including points of contact at customers and product requirements and buying habits of customers, financial information regarding Cabot Safety and Eastern Safety, information regarding suppliers, and all personnel information. Consultant further acknowledges that such information will be entrusted to him by Cabot Safety and Eastern Safety and that Consultant will take all steps necessary to protect the confidentiality of such information, including

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

abiding by all internal regulations, policies, procedures or safeguards to protect such information from disclosure and to implement any necessary regulations, procedures or safeguards to protect any such confidential information or trade secret information from disclosure or to allow such information in any way to lose its protection as intangible assets of Cabot Safety or Eastern Safety. Consultant agrees to execute any documents necessary to protect the rights or interests of Cabot Safety or Eastern Safety in such inventions, patentable developments, copyrightable works, designs, trademarks, advertising concepts or other confidential or trade secret information.

          (b) During the Term and at all times thereafter, Consultant promises and agrees not to reproduce or disclose to any other person or entity any trade secrets or confidential information other than in connection with the performance of his services hereunder, unless specifically authorized in writing in advance by the Board of Directors of Cabot Safety to do so.

          (c) Consultant also acknowledges that by virtue of his past employment with Eastern Safety and his services hereunder he has had and will have access to confidential information, trade secrets, copyrightable works or expressions, design information or concepts, manufacturing information or concepts, patentable information or concepts, advertising concepts, and other confidential information and trade secrets of Eastern Safety as set forth more fully above, which are the intangible assets of Eastern Safety. Consultant agrees that his participation in the development of these intangible assets or his knowledge of the existence of such information does not give rise to any rights on Consultant's behalf to disclose or utilize these intangible assets or information.

          (d) Consultant acknowledges that during the course of his employment with Eastern Safety and his services hereunder he has had and will obtain knowledge and skills pertaining to Eastern Safety's industry, manufacturing processes, methods of production, methods of buying and selling which are "know-how" acquired by virtue of Consultant's relationship with Eastern Safety. This "know-how" is also an intangible asset of Eastern Safety.

     5.   Miscellaneous.
          -------------

          (a) In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid or illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and the parties will use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purpose and intents thereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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

          (b) This Agreement shall not be modified or discharged in whole or in part except by an agreement in writing signed by the parties hereto. It shall inure to the benefit of the successors of Cabot Safety and Eastern Safety by way of merger, consolidation or transfer of substantially all of the assets of Cabot Safety or Eastern Safety.

          (c) Consultant's obligations hereunder shall not be deemed to constitute employment by Cabot Safety or Eastern Safety of Consultant. Nothing contained in this Agreement shall be construed to constitute Consultant as a partner, employee or agent of Cabot Safety or Eastern Safety, not shall Consultant hold himself out as such. Consultant has no right or authority to incur, assume or create, in writing or otherwise, any warranty, liability or other obligation of any kind, express or implied, in the name of or on behalf of Cabot Safety or Eastern Safety, it being intended by both Consultant and Cabot Safety or Eastern Safety that Consultant shall remain an independent contractor responsible for it's own actions. Consultant agrees to indemnify and hold Cabot Safety or Eastern Safety harmless from and against any damage or expenses, including reasonable attorney's fees, arising out of a breach of the provisions of this Section.

          (d) Consultant shall not assign, transfer or otherwise dispose of this Agreement in whole or in part to any individual, firm or corporation without the prior written consent of Cabot Safety.

          (e) This Agreement constitutes the entire agreement between the parties hereto and supersedes all previous negotiations, agreements and commitments with respect thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the parties hereto.

          (f) All notices and other communications in connection with this Agreement shall be in writing and shall be sent to the respective parties at the following addresses, or to such other addresses as may be designated by the parties in writing from time to time in accordance with this Section, by registered or certified air mail, postage prepaid, or by express courier service, service fee prepaid, or by telefax with a hard copy to follow via air mail or express courier service in accordance with this Section.

TO EASTERN SAFETY OR
CABOT SAFETY:                 Cabot Safety Corporation
                              One Washington Mall, 8th Floor
                              Boston, MA 02108-2610
                              Attn: Mark V.B. Tremallo, General Counsel

         With copy to:        Goodwin, Procter & Hoar
                              Exchange Place
                              Boston, MA 02109
                              Attn:  Richard E. Floor, P.C.

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

TO CONSULTANT:                Alfred H. Jacobson
                              17165 Royal Cove Way
                              Boca Raton, Florida 33496

         With copy to:        Paradise & Alberts, L.L.P.
                              630 Third Avenue
                              New York, NY 10017
                              Attn: Melvin Paradise, Esq.

All notices shall be deemed received (i) if given by hand, immediately, (ii) if given by air mail, three (3) business days after posting, (iii) if given by express courier service, the next business day in the jurisdiction of the recipient, or (iv) if given by telefax, upon receipt thereof by the recipient's telefax machine as indicated either in the sender's identification line produced by the recipient's telefax machine or in the sender's transmission confirmation report as produced electronically by the sender's telefax machine.

          (g) This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement under seal as of the date first set forth above.

                            CABOT SAFETY CORPORATION

                            By:
                                -----------------------------
                                John D. Curtin, Jr., Chairman

                            EASTERN SAFETY EQUIPMENT CO., INC.

                            By:
                                -----------------------------
                                Name/Title

                            ---------------------------------
                            Alfred H. Jacobson

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

                      EXHIBIT E TO STOCK PURCHASE AGREEMENT
                      -------------------------------------
                                     FORM OF
                                     -------
                  OPINION OF PARADISE & ALBERTS/COMPANY COUNSEL
                  ---------------------------------------------

[Introduction]

     1. The Company is a corporation organized, validly existing and in good standing under the laws of the State of New York.

     2. Each of the Trusts is duly organized and validly existing under the laws of the State of [New York].

     3. The Company has full corporate power and authority to execute, deliver and perform the Stock Purchase Agreement and each agreement, document and instrument to be executed and delivered by it, as the case may be, pursuant to the Stock Purchase Agreement (the "Related Agreements") and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Company of the Stock Purchase Agreement and each Related Agreement has been duly and validly authorized by all necessary corporate action of the Company and no further corporate proceedings on the part of the Company are required in connection therewith.

     4. Each of the Trusts has full right, power and authority under its [Declaration of Trust] to enter into the Stock Purchase Agreement and each Related Agreement and to carry out the transactions contemplated thereby. The execution, delivery and performance by each of the Trusts of each of the Stock Purchase Agreement and each Related Agreement has been duly authorized by all necessary action and no further action or proceedings on the part of any of the Trusts are required in connection therewith.

     5. Each of the Stock Purchase Agreement and each Related Agreement has been duly executed and delivered by each of the Stockholders and each of the Beneficiaries. Each of the Stock Purchase Agreement and each Related Agreement constitutes the legal, valid and binding obligation of each of the Stockholders and each of the Beneficiaries enforceable against such party in accordance with its terms, except to the extent that the enforcement of any such agreement or any right or remedy thereunder is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, preferential transfer, moratorium or similar laws of general application affecting creditors' rights and to equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity) limiting the right to obtain specific performance or other equitable relief.

     6. The execution and delivery by each of the Stockholders, each of the Beneficiaries and the Company of the Stock Purchase Agreement and each Related Agreement and the consummation of the transactions contemplated thereby: (i) do not violate any provision of the Articles of Incorporation or bylaws of the Company; (ii) do not violate any provision of the [Declaration of Trust] of any of the Trusts; (iii) do not violate any statute, rule or regulation applicable to any of the of the Stockholders, the Beneficiaries or the Company or their respective properties or, require any of the Stockholders, the Beneficiaries

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

or the Company to obtain any approval, consent or waiver of, or to make any filing with, any governmental or regulatory agency or administrative body, except for filings required to be made with and approvals required to be obtained from the authorities listed on Schedule 3.3 to the Stock Purchase Agreement or, to our knowledge, to obtain any other approval, consent or waiver of, or to make any other filing with, any other person or entity, in each case that has not been obtained or made; and (iv) does not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any contract or agreement known to us or any order, writ, judgment, injunction, decree, determination or arbitration award known to us to which any of the Stockholders, the Beneficiaries or the Company is a party or by which the property of any of the Stockholders, the Beneficiaries or the Company (as applicable) is bound or affected, or, to our knowledge, result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company Shares or any property or asset owned by the Stockholders, the Beneficiaries or the Company.

     7. To our knowledge, after due inquiry, there are no actions, suits, claims or proceedings pending or overtly threatened in writing against any of the Stockholders, the Beneficiaries or the Company, whether at law or in equity, or before or by any federal, state, municipal or other governmental body, which seek to enjoin, restrain or prohibit or might result in damages in respect of, the Stock Purchase Agreement or the complete consummation of the transactions contemplated by the Stock Purchase Agreement.

     8. Delivery of certificates for the Company Shares and payment therefor by Buyer as provided in the Stock Purchase Agreement will pass to Buyer all of the rights of the Company Shares, free and clear of any adverse claims, assuming that Buyer is purchasing the Company Shares in good faith and is not aware, after due inquiry, of any adverse claim with respect thereto as provided in the Uniform Commercial Code.

     9. The total authorized capital stock of the Company consists of ________ shares of Common Stock, of which ______ shares are issued and outstanding. All of the Company Shares are duly authorized, validly issued, fully paid and non-assessable. To our knowledge there are no outstanding options, warrants, rights, commitments, agreements, understandings or preemptive rights to which the Company is a party or by which the Company is bound relating to the issuance or sale by the Company of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class of the Company. The Stockholders are the record owners of the number of shares of Common Stock set forth in Exhibit B to the Stock Purchase Agreement.

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

                      EXHIBIT F TO STOCK PURCHASE AGREEMENT
                      -------------------------------------

                             FORM OF GENERAL RELEASE
                             -----------------------

     This General Release is delivered pursuant to Section 6.l(g) of the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of September __, 1995 by and among Cabot Safety Corporation, a Delaware corporation ("Buyer"), Alfred H. Jacobson for himself and as trustee of the Trusts listed on Exhibit A to the Stock Purchase Agreement (collectively, the "Trusts") (Jacobson and the Trusts being referred to herein as the "Stockholders") and each of the beneficiaries of the Trusts (the "Beneficiaries"). Capitalized terms used herein and not otherwise defined shall have the meanings provided in the Stock Purchase Agreement.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the undersigned (the "Securityholder") hereby releases and discharges Buyer and the Company, each of the present and former shareholders, directors, officers, employees and agents of Buyer and the Company, affiliates of any of the foregoing and their respective successors and assigns (each a "Released Party") of and from any and all commitments, indebtedness, suits, demands, obligations and liabilities of contingent or otherwise every kind and nature, including claims and causes of action both in law and in equity, which the Securityholder and/or [his heirs, executors, administrators] [its Beneficiaries] or assigns ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Closing Date, may have after the date hereof, against any Released Party, whether asserted, unasserted, absolute, contingent, known or unknown, other than claims or causes of action arising under or pursuant to the Stock Purchase Agreement, and each document executed in connection therewith, including without limitation the delivery of any cash payment to be received by the Securityholder pursuant thereto [, the Consulting Agreement among the Company, Buyer and the Securityholder of even date and the Non-Competition Agreement among the Company, Buyer and the Securityholder of even date.]

     The undersigned hereby represents to the Released Parties that (i) [he] has not assigned any claim or possible claim against any Released Party, (ii) [he] fully intends to release all claims against the Released Parties including without limitation unknown and contingent claims (other than those specifically reserved above), and (iii) [he] has consulted with counsel with respect to the execution and delivery of this general release and has been fully apprised of the consequences hereof.

     This general release shall be governed by and construed in accordance with the internal laws of the State of New York.

         EXECUTED as of __________________, 1996.

                                           ---------------------------


- ---------------------------
         Witness

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

                      EXHIBIT G TO STOCK PURCHASE AGREEMENT
                      -------------------------------------

                                     FORM OF
                                     -------

                OPINION OF GOODWIN, PROCTER & HOAR/BUYER COUNSEL
                ------------------------------------------------

     1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. Buyer has full corporate power and corporate authority to execute and deliver the Stock Purchase Agreement and each other agreement, document and instrument executed and delivered by it pursuant to the Stock Purchase Agreement (the "Related Agreements"), to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance by Buyer of the Stock Purchase Agreement and each Related Agreement have been duly and validly authorized by all necessary corporate action of Buyer and no further corporate proceedings on the part of Buyer are required in connection therewith.

     3. Each of the Stock Purchase Agreement and each Related Agreement has been duly executed and delivered by Buyer. Each of the Stock Purchase Agreement and each Related Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against such party in accordance with its terms, except to the extent that the enforcement of any such agreement or any right or remedy thereunder is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, preferential transfers, moratorium or similar laws of general application affecting creditors' rights and to equitable principles limiting the right to obtain specific performance or other equitable relief.

     4. The execution, delivery and performance by Buyer of the Stock Purchase Agreement and each Related Agreement: (i) does not violate any provision of its charter or by-law; (ii) does not violate any law, statute, rule or regulation applicable to Buyer or its properties or require Buyer to obtain any approval, consent or waiver of, or to make any filing with, any governmental or regulatory agency or administrative body or, to our knowledge, to obtain any other approval, consent or waiver of, or to make any other filing with, any other person or entity, in each case that has not been obtained or made; and (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any material contract or agreement known to us to which Buyer is a party or any order, writ of judgment, injunction, decree, determination or arbitration award known to us to which Buyer is a party or by which the property of Buyer is bound or affected, or, to our knowledge, result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the capital stock of Buyer or any property or asset owned by Buyer.

     Except as otherwise indicated, the foregoing opinion shall be subject to federal and Massachusetts law and the Delaware General Corporate Law.


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